UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

POWER SOLUTIONS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POWER SOLUTIONS INTERNATIONAL, INC.

655 Wheat Lane

Wood Dale, Illinois 60191

(630) 350-9400

                    , 2011

Dear Shareholder:

On behalf of the Board of Directors of Power Solutions International, Inc., I cordially invite you to attend a Special Meeting of Shareholders of Power Solutions International, Inc. that will be held on ,                      2011, at 9:00 a.m., Central Time, at             .

Please note that the Special Meeting is being held specifically to submit certain proposals (as described below) to our shareholders for approval. Power Solutions International, Inc. will also hold an Annual Meeting of Shareholders at a later date in 2011, at which time our shareholders will vote on the election of our directors and such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

At the Special Meeting, our shareholders will be asked to approve an agreement and plan of merger, pursuant to which our company will merge with and into our newly-created, wholly owned subsidiary, Power Solutions International, Inc., a Delaware corporation (“PSI Delaware”), with PSI Delaware remaining as the surviving corporation of the merger. The merger will be effected for the purpose of changing our jurisdiction of incorporation from Nevada to Delaware (the “Migratory Merger”) and effecting the Reverse Split (as defined below). In connection with our recently completed reverse merger transaction with The W Group, Inc. (“The W Group”), now our wholly owned subsidiary through which we operate our business (the “Reverse Merger”), and our private placement of shares of our Series A Convertible Preferred Stock and warrants to purchase shares of our common stock (the “Private Placement”), we entered into agreements pursuant to which we agreed to consummate the Migratory Merger and effectuate a 1-for-32 reverse stock split of issued and outstanding shares of our common stock (the “Reverse Split”). Pursuant to, and upon the consummation of, the Migratory Merger, each 32 shares of our outstanding common stock will automatically convert into one share of common stock of PSI Delaware and thereby effect the Reverse Split. In addition, immediately following the effectiveness of the Migratory Merger, each outstanding share of our Series A Convertible Preferred Stock will automatically convert into a number of shares of common stock of PSI Delaware equal to $1,000 divided by $12.00, the conversion price for our Series A Convertible Preferred Stock giving effect to the adjustment resulting from the Migratory Merger, pursuant to the terms of the Certificate of Designation for our Series A Convertible Preferred Stock (the “Certificate of Designation”).

To satisfy requirements of the Securities and Exchange Commission, our shareholders will also be asked at the Special Meeting to approve amendments to certain material provisions of our existing articles of incorporation, which material provisions are included in the certificate of incorporation of PSI Delaware. The certificate of incorporation and bylaws of PSI Delaware, including the material provisions contained in the certificate of incorporation (which are also the subject of the amendments to our articles of incorporation to be voted upon by shareholders at the Special Meeting), were negotiated with the investors in the Private Placement. In particular, our shareholders will be asked at the Special Meeting to approve the following:

•

a proposal to approve an amendment to our articles of incorporation which would (1) declassify our Board of Directors, (2) provide that directors may be removed, with or without cause, by two-thirds of the total voting power of the outstanding capital stock of our company, and (3) provide that vacancies on our Board of Directors may be filled by, in addition to a majority of our directors, our shareholders and that any vacancies on our Board of Directors resulting from the removal of a director may only be filled by our shareholders;

•

a proposal to approve an amendment to our articles of incorporation which would permit our shareholders holding securities representing a majority of the total voting power of the outstanding capital stock of our company to act by written consent; and

•

a proposal to approve an amendment to our articles of incorporation which would increase the threshold of the total voting power of the outstanding capital stock of our company required to amend certain provisions of our articles of incorporation (collectively, the “Charter Amendments”).

The attached Notice of Special Meeting and Proxy Statement describe in greater detail the foregoing matters, which we expect will be acted upon at the Special Meeting.

In connection with the Reverse Merger and the Private Placement, each of our shareholders that is also one of our executive officers and/or directors entered into a voting agreement (collectively, the “Voting Agreements”) pursuant to which such person agreed to vote his shares of our common stock and Series A Convertible Preferred Stock, as applicable, in favor of the Migratory Merger, the Reverse Split and any other matters as may be necessary or advisable to consummate the Migratory Merger and the Reverse Split, including the Charter Amendments. The securities held by persons who entered into Voting Agreements represented, as of June 27, 2011, approximately 86.11% of the total voting power of the outstanding capital stock of our company (giving effect to the limitations on conversion of the Series A Convertible Preferred Stock set forth in the Certificate of Designation). Accordingly, shareholder approval of the Migratory Merger (including the Reverse Split effectuated as part of the Migratory Merger) and the Charter Amendments is assured. The Company expects that the investors in the Private Placement will also vote in favor of the Migratory Merger (including the Reverse Split effectuated as part of the Migratory Merger) and the Charter Amendments, given that they required the Company to effect the Migratory Merger and the Reverse Split pursuant to agreements entered into in connection with the Private Placement. The securities held by investors in the Private Placement represented, as of June 27, 2011, approximately 12.32% of the total voting power of the outstanding capital stock of our company (giving effect to the limitations on conversion of the Series A Convertible Preferred Stock set forth in the Certificate of Designation).

It is important that your views be represented whether or not you are able to be present at the Special Meeting. Please complete, sign and date the enclosed proxy card and promptly return it to us in the postage-paid envelope, whether or not you plan to attend the Special Meeting. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of our Board of Directors contained in the Proxy Statement.

We are gratified by your continued interest in Power Solutions International, Inc. and urge you to return your proxy card as soon as possible.

Sincerely,

Gary S. Winemaster
Chief Executive Officer, President and Chairman of the Board

Wood Dale, Illinois
, 2011

POWER SOLUTIONS INTERNATIONAL, INC.

655 Wheat Lane

Wood Dale, Illinois 60191

(630) 350-9400

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON                     , 2011

To the Shareholders of

Power Solutions International, Inc.:

A special meeting of shareholders of Power Solutions International, Inc. (the “Company”) will be held on                     , 2011, at 9:00 a.m., Central Time, at             , for the following purposes, as more fully described in the accompanying Proxy Statement:

(1) To consider and vote upon a proposal to approve an amendment to the Company’s articles of incorporation which would (a) declassify the Company’s Board of Directors, (b) provide that directors may be removed, with or without cause, by two-thirds of the total voting power of the outstanding capital stock of the Company, and (c) provide that vacancies on the Board of Directors may be filled by, in addition to a majority of the Company’s directors, the Company’s shareholders and that any vacancies on the Company’s Board of Directors resulting from the removal of a director may only be filled by the Company’s shareholders;

(2) To consider and vote upon a proposal to approve an amendment to the Company’s articles of incorporation which would permit the Company’s shareholders holding securities representing a majority of the total voting power of the outstanding capital stock of the Company to act by written consent;

(3) To consider and vote upon a proposal to approve an amendment to the Company’s articles of incorporation which would increase to 80% the threshold of the total voting power of the outstanding capital stock of the Company required to amend certain provisions of the Company’s articles of incorporation; and

(4) To consider and vote upon a proposal to approve and adopt the agreement and plan of merger, by and between the Company and its newly-created, wholly owned subsidiary, Power Solutions International, Inc., a Delaware corporation (“PSI Delaware”), and the merger of the Company with and into PSI Delaware pursuant to such agreement and plan of merger, which merger will (a) effect the Company’s reincorporation from Nevada to Delaware and (b) effect a 1-for-32 reverse stock split of all of the issued and outstanding shares of the Company’s common stock by converting each 32 shares of the Company’s outstanding common stock into one share of common stock of PSI Delaware.

All shareholders are urged to attend the meeting in person or by proxy. Whether or not you expect to be present at the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage paid envelope furnished for that purpose. Shareholders attending the meeting may vote in person even if they have previously returned proxy cards.

The Board of Directors has fixed the close of business on                     , 2011 as the record date for determining shareholders entitled to notice of, and to vote at, the special meeting.

By Order of the Board of Directors,

Gary S. Winemaster
Chief Executive Officer, President and Chairman of the Board

Wood Dale, Illinois
, 2011

POWER SOLUTIONS INTERNATIONAL, INC.

655 Wheat Lane

Wood Dale, Illinois 60191

(630) 350-9400

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Power Solutions International, Inc., a Nevada corporation, for use at its Special Meeting of Shareholders (the “Special Meeting”) to be held at 9:00 a.m., Central Time, on                     , 2011, at             , and at any adjournments or postponements thereof. You may obtain directions to the meeting location so that you may vote in person from our website www.powergreatlakes.com in the “Contact” section or by calling             . This Proxy Statement and accompanying form of proxy are being mailed to shareholders on or about                     , 2011.

Upon the closing of the Reverse Merger (as defined and discussed below under “General Information”), Power Solutions International, Inc. (f/k/a Format, Inc.), a Nevada corporation, succeeded to the business of The W Group, Inc., a Delaware corporation (“The W Group”). In connection with the Reverse Merger, effective April 29, 2011, we changed our corporate name to Power Solutions International, Inc. Unless the context otherwise requires: (1) “the Company,” “we,” “our,” “us,” “our company” and similar expressions used in this proxy statement refer to The W Group and its consolidated subsidiaries, collectively, prior to the closing of the Reverse Merger on April 29, 2011, and Power Solutions International, Inc., as successor to the business of The W Group, and its consolidated subsidiaries, collectively, following the closing of the Reverse Merger; and (2) “the Board” and similar expressions used in this proxy statement refer to the Board of Directors of Format, Inc. prior to the closing of the Reverse Merger, and the Board of Directors of Power Solutions International, Inc. following the closing of the Reverse Merger.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON                     , 2011

The Company’s Proxy Statement for the Special Meeting of Shareholders

to be held on                     , 2011 is available at:

http://www.powergreatlakes.com/     /

ABOUT THE MEETING

What proposals may I vote on at the Special Meeting and how does the Board recommend I vote?

#	Proposal	Board Recommendation
1	To consider and vote upon a proposal to approve an amendment to Article Tenth of the Company’s articles of incorporation which would (a) declassify the Company’s Board of Directors, (b) provide that directors may be removed, with or without cause, by two-thirds of the total voting power of the outstanding capital stock of the Company, and (c) provide that vacancies on the Board of Directors may be filled by, in addition to a majority of the Company’s directors, the Company’s shareholders and that any vacancies on the Company’s Board of Directors resulting from the removal of a director may only be filled by the Company’s shareholders	FOR

2	To consider and vote upon a proposal to approve an amendment to Article Fourteenth of the Company’s articles of incorporation which would permit the Company’s shareholders holding securities representing a majority of the total voting power of the outstanding capital stock of the Company to act by written consent	FOR

3	To consider and vote upon a proposal to approve an amendment to Article Eighth of the Company’s articles of incorporation which would increase to 80% the threshold of the total voting power of the outstanding capital stock of the Company required to amend certain provisions of the Company’s articles of incorporation (proposals 1, 2 and 3, collectively, the “Charter Amendments”)	FOR

4	Subject to approval of the Charter Amendments, to consider and vote upon a proposal to approve and adopt the agreement and plan of merger, by and between the Company and its newly-created, wholly owned subsidiary, Power Solutions International, Inc., a Delaware corporation (“PSI Delaware”), and the merger of the Company with and into PSI Delaware pursuant to such agreement and plan of merger, which merger will (a) effect the Company’s reincorporation from Nevada to Delaware and (b) effect a 1-for-32 reverse stock split of all of the issued and outstanding shares of the Company’s common stock by converting each 32 shares of the Company’s outstanding common stock into one share of common stock of PSI Delaware (collectively, the “Migratory Merger”)	FOR

Who is entitled to vote?

Only shareholders of record as of the close of business on                     , 2011 (the “record date”) are entitled to receive notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. As of the record date for the Special Meeting, we had 10,770,083 shares of our common stock (“Common Stock”) outstanding. As of the record date, we also had 113,960.90289 shares of our Series A Convertible Preferred Stock (“Preferred Stock”) outstanding. The holders of Preferred Stock are entitled to vote together with the holders of Common Stock as a single class on all matters submitted for a vote of holders of Common Stock. The Preferred Stock entitles each holder of shares thereof to cast the number of votes equal to the total number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such shares of Preferred Stock are convertible as of the date immediately prior to the record date, subject to the limitations on conversion set forth in the Certificate of Designation for the Preferred Stock (the “Certificate of Designation”). Accordingly, the 113,960.90289 shares of Preferred Stock outstanding as of the record date entitle the holders thereof to cast an aggregate of 38,152,908 votes, or approximately 335 votes per share of Preferred Stock, giving effect to the limitations on conversion of the Preferred Stock set forth in the Certificate of Designation (as discussed under “General Information – Description of Series A Convertible Preferred Stock” below). As of the record date there were no other outstanding classes of stock that are entitled to vote at the Special Meeting. As a result, the aggregate combined number of votes that may be cast by holders of the Common Stock and the Preferred Stock for the proposals to be voted on at the Special Meeting is 48,922,991 votes.

Shares held as of the record date include shares that are held directly in your name as the registered stockholder of record on the record date and those shares of which you are the beneficial owner on the record date and which are held through a broker, bank or other institution, as nominee, on your behalf, that is considered the shareholder of record of those shares.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Shareholders of Record

If shares of Common Stock are registered directly in your name with the transfer agent for the Common Stock, Pacific Stock Transfer Company, or shares of Preferred Stock are registered directly in your name with us, as transfer agent for the Preferred Stock, you are considered the shareholder of record with respect to those shares of Common Stock or Preferred Stock, as applicable.

Beneficial Owners

If shares of Common Stock or Preferred Stock are held in a stock brokerage account, by a broker, bank or other institution, serving as nominee, on your behalf, you are considered the beneficial owner of those shares (sometimes referred to as being held in “street name”). If you are a beneficial owner, your broker or other nominee that is considered the shareholder of record of those shares is making these proxy materials available to you with a request for your voting instructions. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote your shares using the voting methods which the broker or other nominee offers as options. For a discussion of the rules regarding the voting of shares held by beneficial owners, please see the question titled “How do I vote if I am a beneficial owner of shares and my broker, bank or other institution holds my shares in ‘street name’?”

How do I vote if I am a shareholder of record?

Shareholders of record can vote their shares by either voting in person at the Special Meeting or by proxy by mail using the enclosed proxy card. A shareholder should complete and return the enclosed proxy card and return it promptly in the envelope provided. Signing and returning the proxy card does not affect the right to vote in person at the Special Meeting. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board contained in this proxy statement.

Gary S. Winemaster and Thomas J. Somodi, the persons named as proxies on the proxy card accompanying this proxy statement, were selected by the Board to serve in such capacity. Messrs. Winemaster and Somodi are officers and directors of the Company.

How do I vote if I am a beneficial owner of shares and my broker, bank or other institution holds my shares in “street name”?

If your shares are held in “street name,” your broker or other institution serving as nominee will send you a request for directions for voting those shares. Many brokers, banks and other institutions serving as nominees (but not all) participate in a program that offers internet voting options and may provide you with a Notice of Internet Availability of Proxy Materials. Follow the instructions on the Notice of Internet Availability of Proxy Materials to access our proxy materials online or to request a paper or email copy of our proxy materials. If you received these proxy materials in paper form, the materials included a voting instruction card so you can instruct your broker or other nominee how to vote your shares.

For a discussion of the rules regarding the voting of shares held by beneficial owners, please see the question titled “What is a ‘broker non-vote’?”

Can I revoke my proxy?

Yes. You can revoke your proxy if you voted by mail and change your vote prior to the Special Meeting by:

•

Sending a written notice of revocation to the Corporate Secretary, Kenneth J. Winemaster, at the address shown on the Notice of the Special Meeting of Shareholders (the notification must be received by the close of business on                     , 2011);

•	Voting in person at the Special Meeting (but attendance at the Special Meeting will not by itself revoke a proxy); or

•	Submitting a new, properly signed and dated paper proxy card with a later date (your proxy card must be received before the start of the Special Meeting).

Who will count the votes?

will act as the inspector of election who will count the votes at the Special Meeting.

Is my vote confidential?

Your vote will not be disclosed except (1) as needed to permit the inspector of election to tabulate and certify the vote and (2) as required by law.

How many shares can I vote?

A record holder of outstanding shares of Common Stock on the record date is entitled to one vote per share held on each matter to be considered. A record holder of outstanding shares of Preferred Stock on the record date is entitled to the number of votes equal to the total number of votes which could be cast by a holder of the number of shares of Common Stock into which such shares of Preferred Stock are convertible as of the date immediately prior to the record date, subject to the limitations on conversion set forth in the Certificate of Designation. Accordingly, the 113,960.90289 shares of Preferred Stock outstanding as of the record date entitle the holders thereof to cast an aggregate of 38,152,908 votes, or approximately 335 votes per share of Preferred Stock, giving effect to the limitations on conversion of the Preferred Stock set forth in the Certificate of Designation (as discussed under “General Information – Description of Series A Convertible Preferred Stock” below).

What quorum requirement applies?

There must be a quorum for the meeting to be held. The presence at the Special Meeting, by person or by proxy, of shareholders representing a majority of the votes that could be cast by the holders of the shares entitled to vote is necessary to constitute a quorum for the transaction of business. Accordingly, the presence of holders of shares of Common Stock and Preferred Stock representing at least 24,461,496 votes that could be cast at the Special Meeting shall constitute a quorum. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum.

What vote is required to approve each proposal?

The affirmative vote of a majority of the voting power of the outstanding capital stock of the Company, including the votes to which holders of shares of Common Stock and holders of Preferred Stock, pursuant to the Certificate of Designation, are entitled, is required to approve each of the proposals. Accordingly, at least 24,461,496 votes in favor of a proposal will be required to approve each of the proposals. Proposal No. 4 is conditioned upon the prior approval of the Charter Amendments.

What other matters might arise at the meeting?

At the date of this proxy statement, the Board does not know of any matters to be raised at the Special Meeting other than those referred to in this proxy statement. The Proxies named in the proxy card are authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

What if I mark abstain on my proxy card for a proposal?

Abstentions marked on a proxy card will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Abstentions marked on a proxy card with respect to Proposal Nos. 1, 2, 3 or 4 will have the same effect as votes against Proposal Nos. 1, 2, 3 or 4, as applicable.

What are “broker non-votes”?

Under the rules of the New York Stock Exchange (“NYSE”), member brokers who hold shares in street name for their customers that are the beneficial owners of those shares have the authority to only vote on certain “routine” items in the event that they have not received instructions from beneficial owners. Under NYSE rules, when a proposal is not a “routine” matter and a member broker has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm may not vote the shares on that proposal since it does not have discretionary authority to vote those shares on that matter. A “broker non-vote” is submitted when a broker returns a proxy card and indicates that, with respect to particular matters, it is not voting a specified number of shares on that matter, as it has not received voting instructions with respect to those shares from the beneficial owner and does not have discretionary authority to vote those shares on such matters. “Broker non-votes” are not entitled to vote at the Special Meeting with respect to the matters to which they apply; however, “broker non-votes” will be included for purposes of determining whether a quorum is present at the Special Meeting.

Each of Proposal Nos. 1, 2, 3 and 4 is considered a “non-routine” matter. As a result, brokers which do not receive instructions with respect to any of Proposal Nos. 1, 2, 3 or 4 from their customers will not be entitled to vote on such proposal. Any such “broker non-votes” will have the same effect as votes against Proposal Nos. 1, 2, 3 or 4, as applicable.

The Board strongly encourages you to vote your shares and exercise your right to vote as a shareholder on each of these proposals.

Who can attend the Special Meeting?

All shareholders of record as of , 2011, or their duly appointed proxies, may attend. A list of shareholders entitled to vote at the Special Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each shareholder, will be available for review starting no later than , 2011, and continuing until the Special Meeting, at our principal executive offices located at 655 Wheat Lane, Wood Dale, Illinois 60191. Please note that if you hold shares in “street name” (that is, through a broker or other nominee) you will need to bring valid picture identification and evidence of your share ownership as of the record date, such as a copy of a brokerage statement.

How will the results of voting be published?

We will disclose voting results by filing a current report on Form 8-K with the SEC within four business days following the Special Meeting. If on the date of filing this current report on Form 8-K the inspector of elections for the Special Meeting has not certified the voting results as final, we will indicate in the filing that the results are preliminary and publish the final results in a subsequent current report on Form 8-K, which we will file within four business days after the final voting results are known.

GENERAL INFORMATION

This proxy statement is furnished beginning on or about                     , 2011 to shareholders of the Company for use at the Special Meeting to be held at 9:00 a.m., Central Time, on                     , 2011, at             , and at any adjournments or postponements thereof. Pursuant to the terms of the Private Placement Purchase Agreement (as defined and described below), the Company agreed to file with the Securities and Exchange Commission (“SEC”), and deliver to the Company’s shareholders of record as of                     , 2011, this proxy statement for the purpose of submitting to the Company’s shareholders the approval of (1) the Migratory Merger, (2) the 1-for-32 reverse stock split of all of the issued and outstanding shares of the Company’s common stock (the “Reverse Split”), (3) the Charter Amendments and (4) any other matters as may be necessary or advisable to consummate the Migratory Merger and the Reverse Split.

Reverse Merger

On April 29, 2011, The W Group consummated a reverse merger transaction (the “Reverse Merger”) with Format, Inc. (n/k/a Power Solutions International, Inc.) (prior to the consummation of the Reverse Merger sometimes referred to herein as “Format”), in which PSI Merger Sub, Inc., newly-created as a wholly-owned subsidiary of Format, merged with and into The W Group, and The W Group remained as the surviving corporation of the merger, becoming a wholly-owned subsidiary of Power Solutions International, Inc. In connection with the consummation of the Reverse Merger, Format changed its name to Power Solutions International, Inc. The Reverse Merger was consummated under Delaware corporate law pursuant to an agreement and plan of merger, dated as of April 29, 2011 (the “Reverse Merger Agreement”). Pursuant to the Reverse Merger Agreement, all of the outstanding shares of common stock of The W Group held by the three stockholders of The W Group (Gary Winemaster, Kenneth Winemaster and Thomas Somodi, our Chief Executive Officer, President and Chairman of the Board, our Senior Vice President and Secretary and our Chief Operating Officer and Chief Financial Officer, respectively) at the closing of the Reverse Merger converted into, and Power Solutions International, Inc. issued to the three stockholders of The W Group, an aggregate of 10,000,000 shares of Common Stock and 95,960.90289 shares of Preferred Stock, representing a substantial majority of the shares of Common Stock and shares of Preferred Stock outstanding immediately following the consummation of the Reverse Merger. For a detailed description of the Preferred Stock, see “Description of Series A Convertible Preferred Stock” below.

In connection with the Reverse Merger, Format entered into a stock repurchase and debt satisfaction agreement (the “Repurchase Agreement”) with Ryan Neely, Format’s sole director and executive officer immediately prior to the closing of the Reverse Merger, and his wife, Michelle Neely. Pursuant to the Repurchase Agreement, at the time of consummation of the Reverse Merger, (1) we repurchased 3,000,000 shares of Common Stock from Ryan Neely and Michelle Neely, which represented approximately 79.57% of the shares of Common Stock outstanding immediately prior to the consummation of the Reverse Merger, and immediately thereafter we cancelled those shares, and (2) Ryan Neely and Michelle Neely terminated all of their right, title and interest in and to, and released us from any and all obligations we had with respect to, the loans made by Ryan Neely and Michelle Neely to Format from time to time, in exchange for aggregate consideration of $360,000 (collectively, the “Stock Repurchase”).

As a result of the Reverse Merger, the Company has succeeded to the business of The W Group, and is now engaged, through The W Group, in the business of developing, manufacturing, distributing and supporting integrated power systems for off-highway industrial market applications and equipment of original equipment manufacturers. The W Group’s power systems include alternative fuel and standard fuel and hybrid power solutions ranging from under 1 liter to over 22 liters, that meet, and in many cases produce emissions at levels significantly lower than those required by, emission standards of the United States Environmental Protection Agency and the California Air Resources Board.

Private Placement

Concurrently with the closing of the Reverse Merger, on April 29, 2011, the Company entered into a purchase agreement (the “Private Placement Purchase Agreement”) with 29 accredited investors and issued to these investors an aggregate of 18,000 shares of Preferred Stock, together with warrants to purchase initially an aggregate of 24,000,007 shares of Common Stock (the “Private Placement Warrants”), at an initial exercise price of $0.40625 per share (subject to adjustment as set forth in the Private Placement Warrants), for a purchase price of $1,000 per share and related warrant (the “Private Placement”). The shares of Preferred Stock issued in the Private Placement are initially convertible into an aggregate of 48,000,007 shares of Common Stock, subject to the limitations on conversion, and upon the terms and conditions, set forth in the Certificate of Designation. In connection with the Private Placement, the Company also issued to Roth Capital Partners, LLC, as compensation for its role as placement agent in connection with the Private Placement, a warrant to purchase initially 3,360,000 shares of Common Stock (the “Roth Warrant”), subject to the limitations on exercise set forth in the Roth Warrant, at an initial exercise price of $0.4125 per share and upon the terms and conditions set forth in the Roth Warrant. The Company received total gross proceeds of $18,000,000 in consideration for the sale of the shares of Preferred Stock and the Private Placement Warrants in the Private Placement. For a detailed description of the Preferred Stock, including the limitations on conversion and the adjustment provisions thereof, see “Description of Series A Convertible Preferred Stock” below; for a detailed description of the Private Placement Warrants, including the limitations on exercise and the adjustment provisions thereof, see “Description of the Private Placement Warrants” below; and, for a detailed description of the Roth Warrant, including the limitations on exercise and the adjustment provisions thereof, see “Description of the Roth Warrant” below.

As of June 27, 2011, on a fully diluted basis, assuming each share of Preferred Stock had converted into, and each of the Private Placement Warrants and the Roth Warrant had been exercised for, shares of Common Stock (but subject to the limitations on conversion of the Preferred Stock set forth in the Certificate of Designation and the limitations on exercise set forth in the Private Placement Warrants and the Roth Warrant), the shares of Common Stock issued and issuable to Gary Winemaster, Kenneth Winemaster, Thomas Somodi and Kenneth Landini represent (1) approximately 86.11% of the outstanding shares of Common Stock, without giving effect to the Reverse Split, and (2) approximately 77.74% of the outstanding shares of Common Stock, giving effect to the Reverse Split. Accordingly, the consummation of the Reverse Merger, the Private Placement and the Stock Repurchase resulted in a change of control of the Company. The fully diluted percentage of outstanding shares held by these individuals decreases giving effect to the Reverse Split because these individuals hold both Common Stock and Preferred Stock (which Preferred Stock fully converts into Common Stock automatically upon the consummation of the Reverse Split), while other shareholders hold only Preferred Stock and Private Placement Warrants (which Private Placement Warrants become exercisable upon the consummation of the Reverse Split).

Migratory Merger, Charter Amendments and Voting Agreements

Pursuant to the terms of the Reverse Merger and the Private Placement, we agreed to consummate, and in connection with the consummation of the Reverse Merger and the Private Placement the Board approved, the Migratory Merger and the Reverse Split. The parties agreed that the Reverse Split may be effected through the consummation of the Migratory Merger, whereby each 32 shares of Common Stock will be exchanged for one share of common stock of the surviving entity in the Migratory Merger. As contemplated by Proposal No. 4 below, the Reverse Split will be effected through the consummation of the Migratory Merger. The consummation of the Migratory Merger will constitute the Reverse Split for all purposes, as contemplated by the transaction documents entered into in connection with the consummation of the Reverse Merger and the Private Placement. Consummation of the Migratory Merger is conditioned upon shareholder approval of the Charter Amendments.

In connection with the Reverse Merger and the Private Placement, each of our shareholders that is also one of our executive officers and/or directors entered into a voting agreement (collectively, the “Voting Agreements”), pursuant to which such person agreed to vote his shares of our common stock and Series A Convertible Preferred Stock, as applicable, in favor of the Migratory Merger, the Reverse Split and any other matters as may be necessary or advisable to consummate the Migratory Merger and the Reverse Split, including the Charter Amendments. The persons who entered into the Voting Agreements hold, in the aggregate, a substantial majority of the voting securities of our company. Accordingly, shareholder approval of the Migratory Merger and the Charter Amendments is assured. The Company expects that the investors in the Private Placement will also vote in favor of the Migratory Merger (including the Reverse Split effectuated as part of the Migratory Merger) and the Charter Amendments, given that they required the Company to effect the Migratory Merger and the Reverse Split pursuant to agreements entered into in connection with the Private Placement.

Description of Series A Convertible Preferred Stock

In accordance with the Company’s articles of incorporation (the “Nevada Articles”), the Board approved the filing of the Certificate of Designation designating and authorizing the issuance of up to 114,000 shares of Preferred Stock. As of June 27, 2011, an aggregate of 113,960.90289 shares of the Preferred Stock were issued and outstanding.

Each share of Preferred Stock is initially convertible into shares of Common Stock at any time at the election of the holder, subject to the limitations on conversion set forth in the Certificate of Designation (as described below), at an initial conversion price of $0.375 per share. This conversion price is subject to adjustments for non-cash dividends, distributions, stock splits or other subdivisions or reclassifications of the Common Stock. The Preferred Stock is also subject to full-ratchet anti-dilution protections. This means that when shares of Common Stock are issued (or are deemed to be issued) at a price below the then-current conversion price of the Preferred Stock (but not based upon the trading price of the Common Stock), subject to certain exceptions, the conversion price of the Preferred Stock will be reduced to the effective price at which the shares of Common Stock are issued (or are deemed to be issued). Giving effect to the Reverse Split as if it occurred immediately following the closing of the Reverse Merger and the Private Placement, the conversion price at which each share of Preferred Stock would convert into shares of Common Stock would be $12.00 per share.

Prior to the Reverse Split, the holders of Preferred Stock will have the right to receive an aggregate of 38,152,908 shares of Common Stock upon conversion of Preferred Stock, which amount is equal to 50,000,000 authorized shares of Common Stock less 110% of the 10,770,083 shares of Common Stock outstanding as of the closing of the Reverse Merger. Prior to the Reverse Split, each holder of Preferred Stock will have the right to receive its pro rata portion of such shares of Common Stock issuable upon conversion of such holder’s shares of Preferred Stock. The purpose of this limitation on conversion is to ensure that we are not obligated to issue any shares of Common Stock above the number of shares of Common Stock which we are authorized to issue. We are obligated at all times prior to the effectiveness of the Migratory Merger to reserve and keep available out of our authorized but unissued shares of Common Stock the maximum number of shares of Common Stock issuable upon conversion of the Preferred Stock, subject to the limitations on conversion described above, solely for the purpose of effecting the conversion of shares of Preferred Stock.

Immediately following the effectiveness of the Reverse Split, each issued and outstanding share of Preferred Stock will automatically convert into a number of shares of Common Stock equal to $1,000 divided by $12.00, the conversion price for the Preferred Stock giving effect to the adjustment resulting from the Migratory Merger Accordingly, there will be no issued and outstanding shares of Preferred Stock following the effectiveness of the Reverse Split.

The Private Placement Purchase Agreement also contains the following provision, which may be deemed to be a form of anti-dilution protection. If prior to the earlier of (1) the second anniversary of the date on which the registration statement for the shares of Common Stock underlying the Preferred Stock and the Private Placement Warrants becomes effective and (2) 180 days after the closing of a firm commitment public underwritten offering of equity securities resulting in gross proceeds of not less than $15.0 million, the Company issues equity securities in a public or private offering (or series of related offerings) resulting in gross proceeds of at least $5.0 million at or below a pre-determined effective price per share (the “Reset Price”), the Company will have to issue to each investor in the Private Placement (1) additional shares of Common Stock so that after giving effect to such issuance, the effective price per share of Common Stock acquired by such investors in the Private Placement will be equal to the Reset Price and (2) additional Private Placement Warrants covering a number of shares of Common Stock equal to 50% of the shares of Common Stock issued pursuant to clause (1) above.

Each holder of a share of Preferred Stock is entitled to vote with the holders of Common Stock as a single class on all matters voted on by holders of Common Stock. Each share of Preferred Stock entitles the holder to cast the number of votes equal to the total number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such shares of Preferred Stock are convertible as of the date immediately prior to the record date for such vote (subject to the limitations on conversion of the Preferred Stock). Upon any liquidation, dissolution or winding up of the Company, each holder of Preferred Stock will be entitled to be paid a “Preferred Liquidation Preference” for each share of Preferred Stock held by such holder before any distribution or payment is made upon our common stock. For each share of Preferred Stock held by such holder, the Preferred Liquidation Preference will be an amount in cash equal to the sum of $1,000 plus the amount of any declared or accrued but unpaid dividends on such share of Preferred Stock as of the date of such liquidation, dissolution or winding up of the Company, and such holder will not be entitled to any further payment.

No dividends are payable on the Preferred Stock, except in two specific situations. First, if we pay dividends on the Common Stock, the Preferred Stock will participate as if, for purposes thereof, each share of Preferred Stock had converted into shares of Common Stock after giving effect to the Reverse Split (i.e., without giving effect to the limitations on conversion of the Preferred Stock) as of the date immediately prior to the record date for such dividend. Additionally, in the event the Reverse Split is not effective on or prior to August 27, 2011, each share of Preferred Stock will entitle the holder thereof to receive, when, as and if declared by the Board, non-cumulative cash dividends, accruing on a daily basis from August 27, 2011, through and including the date on which such dividends are paid, at the annual rate of 2% of the Preferred Liquidation Preference.

The holders of Preferred Stock are not entitled to any preemptive, subscription, redemption or other similar rights, and we do not have any right to redeem the Preferred Stock. All issued and outstanding shares of Preferred Stock are fully-paid and non-assessable.

Description of the Private Placement Warrants

For every share of Common Stock issuable upon conversion of Preferred Stock purchased in the Private Placement, each investor in the Private Placement also received a warrant to purchase one-half of a share of Common Stock, at an initial exercise price of $0.40625 per share, subject to adjustment for non-cash dividends, distributions, stock splits or other reorganizations or reclassifications of the Common Stock. The Private Placement Warrants are also subject to full ratchet anti-dilution protection similar to the anti-dilution provisions of the Preferred Stock set forth in the Certificate of Designation (as discussed above). As described in further detail above, pursuant to the Private Placement Purchase Agreement, under certain circumstances additional Private Placement Warrants may be issued to the investors in the Private Placement upon the Company’s issuance of equity securities in one or a series of related offerings at an effective price per share of Common Stock at or below a pre-determined effective price per share. See “Description of Series A Convertible Preferred Stock” above. The Private Placement Warrants represent the right to purchase initially an aggregate of 24,000,007 shares of Common Stock; however, the Private Placement Warrants are not exercisable prior to the effectiveness of the Reverse Split and will expire on April 29, 2016. Giving effect to the Reverse Split, as if it occurred immediately following the closing of the Reverse Merger and the Private Placement, the Private Placement Warrants would represent the right to purchase an aggregate of 750,002 shares of Common Stock, at an exercise price of $13.00 per share. At any time beginning six months after the closing of the Private Placement at which the Company is required to register the shares issuable upon exercise of the Private Placement Warrants pursuant to the registration rights agreement entered into in connection with the Private Placement, but such shares may not be freely sold to the public, the Private Placement Warrants may be cashlessly exercised by the holders thereof. The warrantholders may cashlessly exercise the Private Placement Warrants by causing the Company to withhold a number of shares of Common Stock otherwise issuable upon such exercise having a value equal to the aggregate exercise price associated with such exercise, based upon the market price of the Common Stock.

The Private Placement Warrants further include a requirement that, from and after the effective date of the Reverse Split, we will keep reserved out of the authorized and unissued shares of Common Stock sufficient shares to provide for the exercise of the Private Placement Warrants.

Description of the Roth Warrant

Concurrently with the closing of the Reverse Merger, we issued to Roth Capital Partners, LLC, as compensation for its role as placement agent in the Private Placement, the Roth Warrant. The Roth Warrant represents the right to purchase initially an aggregate of 3,360,000 shares of Common Stock, subject to the limitations on exercise set forth in the Roth Warrant, at an initial exercise price of $0.4125 per share, subject to adjustment as set forth in the Roth Warrant. The Roth Warrant is not exercisable prior to the effectiveness of the Reverse Split and will expire on April 29, 2016. Giving effect to the Reverse Split, as if it occurred immediately following the closing of the Reverse Merger and the Private Placement, the Roth Warrant would represent the right to purchase an aggregate of 105,000 shares of Common Stock, at an exercise price of $13.20 per share. At any time following the effectiveness of the Reverse Split, the Roth Warrant may be cashlessly exercised by the holder thereof. The holder of the Roth Warrant may cashlessly exercise the Roth Warrant by causing the Company to withhold a number of shares of Common Stock otherwise issuable upon such exercise having a value equal to the aggregate exercise price associated with such exercise, based upon the market price of the Common Stock. The Roth Warrant includes a requirement that we reserve a sufficient number of shares of Common Stock solely for the purpose of effecting the exercise of the Roth Warrant into shares of Common Stock pursuant to the terms (and subject to the limitations) thereof.

Officers and Directors

Prior to the closing of the Reverse Merger and the Private Placement, Ryan Neely was the sole member of Format’s board of directors, and the only executive officer of Format. Our articles of incorporation and bylaws then in effect provided that Format’s board of directors had the authority to set the size of the Board from between one and 15 directors and, pursuant thereto, immediately prior to the consummation of the Reverse Merger, the Stock Repurchase and the Private Placement, Format’s board of directors expanded the size of the Board to six members. Pursuant to the terms of our articles of incorporation, the Board is classified with respect to the terms for which its members will hold office by dividing the members into three classes, with the terms of the directors of one class expiring at each annual meeting of our shareholders, subject to the appointment and qualification of their successors.

Mr. Neely, as the sole member of Format’s board of directors, approved the appointment of Gary Winemaster to fill one of the newly-created vacancies on the Board as a member of Class I of the Board, effective immediately following the closing of the Reverse Merger and the Private Placement, and approved the appointments of (1) Thomas Somodi as a member of Class III of the Board, (2) each of Kenneth Winemaster and Kenneth Landini as a member of Class II of the Board, and (3) H. Samuel Greenawalt as a member of Class I of the Board, to fill the remaining vacancies on the Board, in each case effective as of May 23, 2011, the date that was 10 days after the date on which we filed with the SEC and mailed to our shareholders an information statement in accordance with Rule 14f-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding such appointments (the “Information Statement Date”). In connection with such action, Mr. Neely designated himself as a member of Class III of the Board.

Concurrently with the appointment and designation by Mr. Neely of the new members of the Board in connection with the Reverse Merger and the Private Placement, Mr. Neely appointed the following persons as the Company’s new executive officers, effective immediately following the closing of the Reverse Merger and the Private Placement: Gary Winemaster – Chairman of the Board, Chief Executive Officer and President; Thomas Somodi – Chief Operating Officer and Chief Financial Officer, and Kenneth Winemaster – Senior Vice President and Secretary. These individuals held prior to the Reverse Merger, and currently hold, the same positions with The W Group, our wholly-owned subsidiary through which we conduct our business; provided that Gary Winemaster was also appointed as our Chairman of the Board effective immediately following the closing of the Reverse Merger and the Private Placement.

Prior to the closing of the Reverse Merger and the Private Placement, Ryan Neely delivered his irrevocable resignation from each office held by him with Format, effective immediately following the closing of the Reverse Merger and the Private Placement, and from the Board, effective on May 23, 2011, the Information Statement Date. On April 29, 2011, the Board accepted Mr. Neely’s resignation from the offices held by him with us, effective immediately following the closing of the Reverse Merger and the Private Placement, and accepted his resignation from the Board effective on May 23, 2011.

OVERVIEW OF PROPOSAL NOS. 1 THROUGH 4

Proposal Nos. 1, 2 and 3 (collectively, the “Charter Amendment Proposals”) are proposals to approve amendments to the Nevada Articles. Proposal No. 4 is a proposal to approve and adopt the agreement and plan of merger, by and between the Company and its newly-created, wholly owned subsidiary, PSI Delaware, and the merger of the Company with and into PSI Delaware pursuant to such agreement and plan of merger, which merger will (1) effect the Company’s reincorporation from Nevada to Delaware and (2) effect a 1-for-32 reverse stock split of all of the issued and outstanding shares of the Company’s common stock by converting each 32 shares of the Company’s outstanding common stock into one share of common stock of PSI Delaware.

Pursuant to the Private Placement Purchase Agreement, we agreed to a form of Certificate of Incorporation for PSI Delaware, the surviving corporation in the Migratory Merger. The certificate of incorporation of PSI Delaware (the “Delaware Certificate”), which will continue to be the certificate of incorporation of PSI Delaware, the surviving corporation in the Migratory Merger, contains provisions similar to those contemplated by the Charter Amendment Proposals. Proposal Nos. 1, 2 and 3 are being presented to the shareholders of the Company pursuant to the SEC’s interpretation of Rule 14a-4(a)(3), also known as the “Unbundling Rule.” If provisions of a corporation’s charter not previously part of such corporation’s charter will become applicable as a result of a transaction, and shareholder approval of the proposed changes would be required if the proposed changes were presented on their own, the SEC has interpreted the Unbundling Rule to require each affected provision (or group of related affected provisions) to be set forth as a separate proposal. To comply with such interpretation, we are proposing to first amend the Nevada Articles to be consistent with material provisions of the Delaware Certificate that differ materially from provisions in the Nevada Articles addressing substantially similar matters. The Charter Amendment Proposals reflect only significant changes from the Nevada Articles reflected in the Delaware Certificate (other than those changes resulting solely from differences in Nevada and Delaware law) that would require the approval of our shareholders if effected separately from the Migratory Merger. For additional information on differences between the rights of shareholders before and after the Migratory Merger, please see “Proposal No. 4 – Comparison of Shareholder Rights Before and After the Migratory Merger” below.

The approval of each of Proposal Nos. 1, 2 and 3 is a necessary predicate to the Migratory Merger, which will be effected through Proposal No. 4, and each proposal is conditioned upon the approval of each of the other proposals to be voted upon by the shareholders of the Company at the Special Meeting. In the event any one or more of the proposals set forth in this proxy statement are not approved by our shareholders at the Special Meeting, none of the proposals are expected to become effective and the Migratory Merger will not be consummated. However, pursuant to the Voting Agreements (as discussed above), persons who hold, in the aggregate, a substantial majority of the voting power of the outstanding capital stock of our company are required to vote in favor of each of the Proposals. Accordingly, approval of Proposal Nos. 1, 2, 3 and 4 is assured. The Company expects that the investors in the Private Placement will also vote in favor of the Migratory Merger (including the Reverse Split effectuated as part of the Migratory Merger) and the Charter Amendments, given that they required the Company to effect the Migratory Merger and the Reverse Split pursuant to the Private Placement Purchase Agreement.

PROPOSAL NO. 1

APPROVAL OF AMENDMENT TO NEVADA ARTICLES TO DECLASSIFY THE BOARD AND MODIFY THE PROVISIONS RELATING TO DIRECTOR REMOVAL AND FILLING OF VACANCIES ON THE BOARD

Proposed Amendment

Article Tenth of the Nevada Articles governs the election and removal of directors of the Company. Such Article Tenth currently provides that the Board is classified with respect to the terms for which its members will hold office by dividing the members into three classes, with the terms of the directors of one class expiring at each annual meeting of the Company’s shareholders, subject to the appointment and qualification of their successors. Currently, the term of service on the Board for directors in (1) Class I will expire at the 2013 annual meeting of shareholders, (2) Class II will expire at the 2012 annual meeting of shareholders, and (3) Class III will expire at the 2011 annual meeting of shareholders, in each case subject to the appointment and qualification of their successors. The Nevada Articles further provide that any director or the entire Board may be removed, but only for cause and only by the affirmative vote of the holders of seventy-five percent (75%) or more of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors cast at a shareholder meeting. In addition, the Nevada Articles provide that any vacancies in the Board for any reason, and any directorships resulting from any increase in the number of directors, may be filled by a majority of the directors on the Board, although less than a quorum.

Proposal No. 1 is an amendment to Article Tenth of the Nevada Articles which would (1) declassify the Board, (2) provide that directors may be removed, with or without cause, by two-thirds of the total voting power of the outstanding capital stock of the Company and (3) provide that vacancies on the Board may be filled by, in addition to a majority of the Company’s directors, the

Company’s shareholders and that any vacancies on the Board resulting from the removal of a director may only be filled by the Company’s shareholders. If the amendment contemplated by this Proposal No. 1 is approved, Sections (b) and (c) of Article Tenth of the Nevada Articles will be amended and restated in their entirety and replaced with the following:

“(b) Each director shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement or removal from office. Vacancies on the Board of Directors and newly-created directorships may be filled by the Board of Directors or the stockholders; provided, however, that any vacancy resulting from the removal of a director may only be filled by the stockholders. Notwithstanding the foregoing and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of this corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors of the directors whose terms shall then expire shall be elected to hold office for a term expiring at the next annual meeting of stockholders.

(c) Notwithstanding any other provisions of these Articles of Incorporation or the bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the bylaws of this corporation), any director or the entire Board of Directors may be removed at any time, with or without cause, by the holders of at least two-thirds of the outstanding shares of capital stock of this corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders of this corporation called for that purpose. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of this corporation, the provisions of section (c) of this article shall not apply with respect to the director or directors elected by such holders of Preferred Stock.”

Consequences of Shareholder Vote

As noted above, the Charter Amendment Proposals, including Proposal No. 1, will amend the Nevada Articles to conform certain material provisions of the Nevada Articles to similar provisions of the Delaware Certificate. However, although the threshold for removal of directors from the board of directors under the Delaware Certificate is a majority of the votes regularly entitled to vote at an election of directors, the threshold of two-thirds of the total voting power of the outstanding capital stock of the Company required to remove directors contemplated by the proposed amendment to the Nevada Articles included in Proposal No. 1 is the minimum percentage permitted for director removal under Nevada law. If the Migratory Merger is consummated, the applicable threshold for removal of directors will be a majority of the votes regularly entitled to vote at an election of directors.

Subject to and conditioned upon the approval of each of the other proposals set forth in this proxy statement, if Proposal No. 1 is approved at the Special Meeting, the Nevada Articles will be amended to: (1) eliminate the classified structure of the Board, whereby the current term of office of each director will expire at the 2011 annual meeting of shareholders of the Company to be held later this year, and each director will thereafter be elected to hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified, subject to his or her prior death, resignation, retirement or removal; (2) provide that directors may be removed, with or without cause, by two-thirds of the total voting power of the outstanding capital stock of the Company; and (3) provide that vacancies on the Board may be filled by, in addition to a majority of the Company’s directors, the Company’s shareholders and that any vacancies on the Board resulting from the removal of a director may only be filled by the Company’s shareholders. In general, opponents of classified boards believe that the annual election of directors is the primary means for shareholders to influence corporate governance and an annual election enables shareholders to hold all directors accountable on an annual basis, rather than over a three-year period. The other amendments to Article Tenth of the Nevada Articles are also considered to be “shareholder-friendly” provisions which may have the effect of enhancing director accountability to shareholders and strengthening the impact that shareholders may have on the Company’s corporate governance practices.

Reasons for Recommended Change

For a description of the reasons for the proposed amendments to the Nevada Articles contemplated by the proposals set forth in this proxy statement, including Proposal No. 1, see “Reasons for Amendments to the Nevada Articles Contemplated by the Charter Amendment Proposals” below.

Recommendation of the Board

The Board has unanimously approved, and recommends that the Company’s shareholders approve, the amendments to the Nevada Articles contemplated by this Proposal No. 1.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 1 TO AMEND ARTICLE TENTH OF THE NEVADA ARTICLES TO DECLASSIFY THE BOARD AND MODIFY THE PROVISIONS RELATING TO DIRECTOR REMOVAL AND FILLING OF VACANCIES ON THE BOARD.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO NEVADA ARTICLES TO PERMIT

SHAREHOLDER ACTION BY WRITTEN CONSENT

Proposed Amendment

The Nevada Articles currently provide that no action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of shareholders to consent in writing, without a meeting, to the taking of any action is specifically denied. Proposal No. 2 is an amendment to Article Fourteenth of the Nevada Articles which would permit the Company’s shareholders holding securities representing a majority of the total voting power of the outstanding capital stock of the Company to act by written consent. If the amendment contemplated by this Proposal No. 2 is approved, Article Fourteenth of the Nevada Articles will be amended and restated in its entirety and replaced with the following:

“FOURTEENTH. Any corporate action required or permitted to be taken at any annual or special meeting of stockholders may be taken by written consent of a majority of the stockholders in lieu of a meeting.”

Consequences of Shareholder Vote

Subject to and conditioned upon the approval of each of the other proposals set forth in this proxy statement, if Proposal No. 2 is approved at the Special Meeting, Article Fourteenth of the Nevada Articles will be amended to permit the Company’s shareholders holding securities representing a majority of the total voting power of the outstanding capital stock of the Company to act by written consent. Limitations on shareholders’ rights to act by written consent are considered to have anti-takeover effects because such limitations may impede potential acquirors from completing a transaction beneficial to a company’s shareholders or delay changes in control of management or the board of directors. Furthermore, taking action by written consent in lieu of a meeting is a means through which shareholders can raise important matters outside of annual meetings.

As noted above, the Charter Amendment Proposals, including Proposal No. 2, will amend the Nevada Articles to conform certain material provisions of the Nevada Articles to similar provisions of the Delaware Certificate. If Proposal No. 2 is approved and the Nevada Articles are amended as contemplated by Proposal No. 2, the Nevada Articles will contain a provision permitting shareholder action by written consent identical to the corresponding provision of the Delaware Certificate.

Reasons for Recommended Change

For a description of the reasons for the proposed amendments to the Nevada Articles contemplated by the proposals set forth in this proxy statement, including Proposal No. 2, see “Reasons for Amendments to the Nevada Articles Contemplated by the Charter Amendment Proposals” below.

Recommendation of the Board

The Board has unanimously approved, and recommends that the Company’s shareholders approve, the amendment to the Nevada Articles contemplated by this Proposal No. 2.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 2 TO AMEND ARTICLE FOURTEENTH OF THE NEVADA ARTICLES TO PERMIT SHAREHOLDER ACTION BY WRITTEN CONSENT.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO NEVADA ARTICLES TO INCREASE THE VOTING POWER

REQUIRED TO AMEND THE NEVADA ARTICLES

Proposed Amendment

The Nevada Articles currently provide that the Company may from time to time amend, alter, change or repeal any provision of the Nevada Articles. Pursuant to Nevada law, in general the Company may amend the Nevada Articles, upon adoption of a resolution by the Board and proposal to the Company’s shareholders, upon approval by shareholders holding shares representing at least a majority of the voting power of the Company. Proposal No. 3 is an amendment to Article Eighth of the Nevada Articles which would, in addition to the general requirements under Nevada law to amend the Nevada Articles, require the vote of the holders of at least 80% of the voting power of the shares entitled to vote generally in the election of directors to amend, alter or repeal, or to adopt any provision inconsistent with, Article Eighth, Article Tenth or Article Fourteenth of the Nevada Articles. If the amendment contemplated by this Proposal No. 3 is approved, Article Eighth of the Nevada Articles will be amended to add the following sentence after the sentence that is currently the last sentence of Article Eighth:

“Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, Article Eighth, Article Tenth or Article Fourteenth of these Articles of Incorporation.”

Consequences of Shareholder Vote

Subject to and conditioned upon the approval of each of the other proposals set forth in this proxy statement, if Proposal No. 3 is approved at the Special Meeting, the Nevada Articles will be amended to, in addition to the general requirements under Nevada law to amend the Nevada Articles, require the vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote generally in the election of directors to amend, alter or repeal, or to adopt any provision inconsistent with, Article Eighth, Article Tenth or Article Fourteenth of the Nevada Articles. Article Eighth, Article Tenth and Article Fourteenth are provisions which generally relate to (1) the requirements for amending the Nevada Articles, (2) subject to the approval of Proposal No. 1, the declassified structure of the Board, the director removal requirements and rights to fill vacancies on the Board, and (3) shareholders’ right to act by written consent, as applicable.

The amendments to Article Eighth, Article Tenth and Article Fourteenth contemplated by the Charter Amendment Proposals would replace current provisions of the Nevada Articles which may be deemed to have anti-takeover effects. Accordingly, these amended provisions of the Nevada Articles, giving effect to the Charter Amendment Proposals, may be considered to be “shareholder friendly” and enhance shareholder democracy and shareholders’ ability to impact corporate governance practices of the Company. As discussed above, members of our management, and in particular Gary Winemaster and Kenneth Winemaster, beneficially own shares of our capital stock representing a substantial majority of the shares of Common Stock and shares of Preferred Stock outstanding as of the record date and, as a result, can exercise significant influence over matters requiring shareholder approval. As of June 27, 2011, on a fully diluted basis, assuming each share of Preferred Stock had converted into, and each of the Private Placement Warrants and the Roth Warrant had been exercised for, shares of Common Stock, the shares of Common Stock issued and issuable to members of our management represent approximately 77.74% of the outstanding shares of Common Stock, giving effect to the Reverse Split. Increasing the threshold of shares required to amend these provisions of the Nevada Articles to 80% precludes these majority shareholders from amending these provisions without the consent of at least some of the other shareholders of the Company.

If Proposal No. 3 is approved and the Nevada Articles are amended as contemplated by Proposal No. 3, the Nevada Articles will contain provisions requiring supermajority shareholder voting requirements to amend certain provisions contained in the Nevada Articles described above. The Delaware Certificate, which will govern PSI Delaware after giving effect to the Migratory Merger, as the surviving corporation in the Migratory Merger, contains a similar supermajority voting requirement to amend substantially similar provisions contained in the Delaware Certificate, as well as other provisions contained in the Delaware Certificate.

Reasons for Recommended Change

For a description of the reasons for the proposed amendments to the Nevada Articles contemplated by the proposals set forth in this proxy statement, including Proposal No. 3, see “Reasons for Amendments to the Nevada Articles Contemplated by the Charter Amendment Proposals” below.

Recommendation of the Board

The Board has unanimously approved, and recommends that the Company’s shareholders approve, the amendment to the Nevada Articles contemplated by this Proposal No. 3.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 3 TO AMEND ARTICLE EIGHTH OF THE NEVADA ARTICLES TO INCREASE THE VOTING POWER REQUIRED TO AMEND THE NEVADA ARTICLES.

REASONS FOR AMENDMENTS TO THE NEVADA ARTICLES CONTEMPLATED

BY THE CHARTER AMENDMENT PROPOSALS

The Delaware Certificate and the Bylaws of PSI Delaware (the “Delaware Bylaws”), including the material terms of the Delaware Certificate (which are substantially similar to the provisions contemplated by the amendments to the Nevada Articles included in the Charter Amendment Proposals), were agreed upon with the investors in the Private Placement through arms-length negotiations among the applicable parties in connection with the Private Placement and the Reverse Merger. In general, many of the material provisions of the Delaware Certificate and the Delaware Bylaws were initially proposed by the investors in the Private Placement, and the respective investments by the investors in the Private Placement were conditioned upon, among other things, our agreement to include these provisions in the Delaware Certificate and the Delaware Bylaws. Accordingly, the final terms of the Delaware Certificate and the Delaware Bylaws were agreed upon in consideration of, and in order to facilitate the consummation of, the Private Placement and the Reverse Merger transactions as a whole. Copies of each of the Delaware Certificate and the Delaware Bylaws, which are currently, and, assuming the approval of each of the proposals included in this proxy statement, will be after giving effect to the Migratory Merger, the organizational documents governing PSI Delaware, as the surviving corporation in the Migratory Merger, are attached to this proxy statement as Appendix A and Appendix B, respectively. The descriptions of the Delaware Certificate and the Delaware Bylaws set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of the Delaware Certificate and Delaware Bylaws attached hereto as Appendix A and Appendix B, respectively.

The Board evaluated the terms of the Reverse Merger, the Private Placement and the other transactions entered into in connection therewith, including the transaction documents contemplated to be entered into to effectuate these transactions, as well as the documents and other instruments contemplated thereby. The Board determined that the Reverse Merger, the Private Placement and the other transactions contemplated to be entered into in connection therewith, including the Migratory Merger and the terms of the Delaware Certificate and Delaware Bylaws, were in the best interests of the Company and its shareholders.

Pursuant to the SEC’s interpretation of the Unbundling Rule, if provisions of a corporation’s charter not previously part of such corporation’s charter will become applicable as a result of a transaction, and shareholder approval of the proposed changes would be required if the proposed changes were presented on their own, each affected provision (or group of related affected provisions) is required to be set forth as a separate proposal. As a result, the approval of the Charter Amendment Proposals by our shareholders is a necessary predicate to the consummation of the Migratory Merger. Accordingly, the Board believes that it is advisable to amend the Nevada Articles as contemplated by the Charter Amendment Proposals, so that prior to the consummation of the Migratory Merger, our shareholders will approve changes to the Nevada Charter that eliminate differences, to the extent possible, between the Nevada Articles and the Delaware Certificate. The amendments to the Nevada Articles will have no practical effect other than to facilitate the approval of the Migratory Merger, as the Migratory Merger will be effected (and accordingly the Delaware Certificate will become the certificate of incorporation of PSI Delaware, the surviving corporation in the Migratory Merger) as promptly as possible following the amendment of the Nevada Articles as contemplated by the Charter Amendment Proposals.

PROPOSAL NO. 4

APPROVAL OF THE MERGER AGREEMENT AND THE MIGRATORY MERGER

Proposal

The Board has unanimously approved, and recommends that the Company’s shareholders approve, the agreement and plan of merger, by and between the Company and PSI Delaware, its newly-created, wholly owned subsidiary incorporated in the State of Delaware, a copy of which is attached hereto as Appendix C (the “Merger Agreement”), and the Migratory Merger to be effected pursuant to the Merger Agreement. Pursuant to the Merger Agreement, the Company will merge with and into PSI Delaware, with PSI Delaware remaining as the surviving corporation of the Migratory Merger. The Migratory Merger will be effected for the purpose of changing the Company’s jurisdiction of incorporation from Nevada to Delaware, and for the purpose of effecting the Reverse Split. In connection with the Reverse Merger and Private Placement, the Company entered into the Private Placement Purchase Agreement, pursuant to which the Company agreed to consummate the Migratory Merger and effectuate the Reverse Split, which the Private Placement Purchase Agreement provided could be effected through the Migratory Merger. Pursuant to the Merger Agreement, and upon the consummation of the Migratory Merger, each 32 shares of outstanding Common Stock will automatically convert into one share of common stock of PSI Delaware, thereby effecting the Reverse Split. In addition, immediately following the effectiveness of the Migratory Merger, each share of Preferred Stock will automatically convert into a number of shares of common stock of PSI Delaware equal to $1,000 divided by $12.00, the conversion price for the Preferred Stock giving effect to the adjustment resulting from the Migratory Merger, pursuant to the terms of the Certificate of Designation. For a detailed description of the material terms of the Merger Agreement and the Migratory Merger, see “— The Merger Agreement” below.

General Effect of the Migratory Merger

The Migratory Merger will effect a change in the Company’s jurisdiction of incorporation and the rights of the Company’s shareholders, certain significant changes of which are described below under “— Comparison of Shareholder Rights Before and After the Migratory Merger.” However, the Migratory Merger will not result in any change in our business or management, the location of our principal executive offices or any of our other offices or facilities, the number of employees or other members of our workforce, or our assets or liabilities (other than as a result of the costs incident to the consummation of the Migratory Merger). As of the record date, the Common Stock is quoted on the OTC Bulletin Board (the “OTCBB”) and the OTC Markets – OTCQB tier (the “OTCQB”) under the symbol PSIX. At the effective time of the Migratory Merger, it is anticipated that the common stock of PSI Delaware, as the surviving entity in the Migratory Merger, will be quoted on the OTCBB and the OTCQB under the symbol PSIX.

Consequences of Shareholder Vote

Consequences of Shareholder Vote if this Proposal No. 4 is not Approved

Pursuant to the terms of the Certificate of Designation, if the Migratory Merger is not consummated on or prior to August 27, 2011, and the Preferred Stock has not automatically converted into shares of common stock of PSI Delaware pursuant to the Certificate of Designation, each holder of then outstanding shares of Preferred Stock will thereafter be entitled to receive, when, as and if declared by the Board out of funds of the Company legally available therefor, non-cumulative cash dividends, accruing on a daily basis from August 27, 2011, through and including the date on which such dividends are paid, at the annual rate of 2% of the liquidation preference (i.e., $1,000 plus the sum of any declared or accrued but unpaid dividends on Preferred Stock as of a given date) per share of the Preferred Stock.

Consequences of Shareholder Vote if this Proposal No. 4 is Approved

Reincorporation - If this Proposal No. 4 is approved, subject to the approval of each of the other proposals set forth in this proxy statement, the Company will merge with and into PSI Delaware, with PSI Delaware remaining as the surviving corporation of the Migratory Merger, thereby changing our jurisdiction of incorporation from Nevada to Delaware. Accordingly, upon the consummation of the Migratory Merger, PSI Delaware will be engaged, through its wholly owned subsidiaries, in the business of developing, manufacturing, distributing and supporting integrated power solutions for off-highway industrial market applications and equipment of original equipment manufacturers. Further, upon the consummation of the Migratory Merger, the rights of the stockholders of PSI Delaware will be governed by the General Corporation Law of the State of Delaware (the “DGCL”), the Delaware Certificate and the Delaware Bylaws. The Delaware Certificate and the Delaware Bylaws are attached as Appendix A and Appendix B, respectively, to this proxy statement. The descriptions of the Delaware Certificate and the Delaware Bylaws set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of the Delaware Certificate and Delaware Bylaws attached hereto as Appendix A and Appendix B, respectively. For a comparison of shareholder rights before and after the Migratory Merger, see “Comparison of Shareholder Rights Before and After the Migratory Merger.”

Preferred Stock, Private Placement Warrants and Roth Warrant; Voting Power - Upon the consummation of the Migratory Merger, (1) each share of Preferred Stock will automatically convert into shares of common stock of PSI Delaware at a conversion price of $12.00 per share, (2) the Private Placement Warrants will represent the right to purchase an aggregate of 750,002 shares of common stock of PSI Delaware, at an exercise price of $13.00 per share, (3) the Roth Warrant will represent the right to purchase an aggregate of 105,000 shares of common stock of PSI Delaware, at an exercise price of $13.20 per share, and (4) each of the Private Placement Warrants and the Roth Warrant will be exercisable in full until their expiration. See “General Information – Description of Series A Convertible Preferred Stock” above and “Treatment of Series A Convertible Preferred Stock” below for a description of the Preferred Stock and the automatic conversion thereof pursuant to the Migratory Merger; see “General Information – Description of the Private Placement Warrants” and “General Information – Description of the Roth Warrant” above and “Treatment of the Private Placement Warrants and the Roth Warrant” below for a description of the terms of the Private Placement Warrants and the Roth Warrant. As a result, the existing holders of Common Stock that, upon the consummation of the Migratory Merger will become holders of common stock of PSI Delaware, will, to the extent such stockholders do not hold any shares of Preferred Stock or Private Placement Warrants or the Roth Warrant, incur a substantial decrease in their voting power and will own a significantly smaller percentage of the outstanding shares of common stock of PSI Delaware relative to their percentage ownership of outstanding shares of Common Stock prior to the Migratory Merger.

Listing of Common Stock on a National Securities Exchange - Pursuant to the Private Placement Purchase Agreement, the Company agreed to use its reasonable best efforts to list the Common Stock for trading on a national securities exchange as soon as reasonably practicable after the Company meets the initial quantitative listing standards of any such exchange. However, the Company cannot be certain that it will meet such initial listing standards or receive approval to list the Common Stock on any national securities exchange. The conversion ratio in the Migratory Merger by which each 32 shares of Common Stock will convert into shares of common stock of PSI Delaware will likely increase the market price of the common stock of PSI Delaware, relative to the market price of the Common Stock, which increased market price may assist PSI Delaware in meeting the quantitative listing standards of a national securities exchange.

Reasons for the Migratory Merger

The Migratory Merger, including the terms of the Delaware Articles and the Delaware Bylaws, and the Reverse Split (which will be effected through the consummation of the Migratory Merger, whereby each 32 shares of Common Stock will convert into one share of common stock of PSI Delaware) were agreed upon among the parties to the Reverse Merger, the Private Placement and the other transactions entered into in connection therewith through arms-length negotiations among the applicable parties in connection with the Reverse Merger, the Stock Repurchase, the Private Placement and each of the other transactions entered into in connection therewith. In general, many of the material terms contemplated by the Private Placement Purchase Agreement, including the Migratory Merger, were initially proposed by the investors in the Private Placement, and the respective investments by the investors in the Private Placement were conditioned upon the Company’s agreement to, among other things, effectuate the Migratory Merger and the Reverse Split. The terms of the Migratory Merger and the Reverse Split were agreed upon in consideration of, and in order to facilitate the consummation of, the Private Placement and the Reverse Merger transactions as a whole.

In particular, prior to the consummation of the Reverse Merger, the 1-for-32 reverse stock split of the Common Stock (i.e., the conversion ratio in the Migratory Merger) was negotiated between Format and The W Group in arms-length negotiations. After considering a number of factors, including (1) historical information and projections concerning Format’s business, financial performance and condition, operations, management and competitive position; (2) its belief that the terms of the Reverse Merger Agreement, including the parties representations, warranties and covenants, and the conditions to their respective obligations, were reasonable; and (3) the Stock Repurchase, the board of directors of Format determined that the Reverse Merger, the Stock Repurchase, the Reverse Split, the Migratory Merger and other related transactions and the terms thereof were advisable and in the best interests of its shareholders (including the shareholders of Format whose shares of Common Stock were not subject to repurchase in the Stock Repurchase).

After contemplation and negotiation of the terms of the Reverse Merger, the Private Placement and the other transactions entered into in connection therewith, including the transaction documents contemplated to be entered into to effectuate these transactions, as well as the documents and other instruments contemplated thereby, such transactions and the terms thereof were approved by the applicable parties.

Power Solutions International, Inc., a Delaware corporation

PSI Delaware, a wholly owned subsidiary of the Company, was incorporated in the State of Delaware on , 2011 for the purpose of consummating the Migratory Merger. The address and phone number of PSI Delaware’s principal executive office are the same as those of the Company. PSI Delaware does not, and prior to the consummation of the Migratory Merger PSI Delaware will not, have any material assets or liabilities and will not have engaged in any business.

The Merger Agreement

General

Pursuant to the Merger Agreement, the Company will merge with and into PSI Delaware, with PSI Delaware remaining as the surviving corporation of the Migratory Merger. At the effective time of the Migratory Merger, pursuant to the Merger Agreement, PSI Delaware, as the surviving corporation of the Migratory Merger, will possess all of the rights, privileges and powers, and will be subject to all restrictions and duties, of each of the Company and PSI Delaware, and all liabilities and obligations of each of the Company and PSI Delaware will become the liabilities and obligations of PSI Delaware, as the surviving corporation of the Migratory Merger. As described under “General Information – Reverse Merger” above, the Company is (and PSI Delaware will be following the consummation of the Migratory Merger) a holding company engaged in the business of developing, manufacturing, distributing and supporting integrated power solutions for off-highway industrial market applications and equipment of original equipment manufacturers through The W Group, and the Company’s assets consist (and the assets of PSI Delaware will consist following the consummation of the Migratory Merger) almost entirely of stock of The W Group.

At the effective time of the Migratory Merger, each 32 shares of outstanding Common Stock, par value $0.001 per share, will automatically convert into one share of common stock, par value $0.001 per share, of PSI Delaware. Further, pursuant to the Certificate of Designation and the Merger Agreement, upon the effective time of the Migratory Merger, each share of Preferred Stock will automatically convert into a number of shares of common stock of PSI Delaware equal to $1,000 divided by $12.00, the conversion price for the Preferred Stock giving effect to the adjustment resulting from the Migratory Merger. For a description of the automatic conversion of the Preferred Stock into shares of common stock of PSI Delaware and the adjustment of the conversion price for the Preferred Stock arising from the consummation of the Migratory Merger, see “— Treatment of Series A Convertible Preferred Stock.” Any shareholder of the Company that would otherwise be entitled to a fraction of a share of common stock of PSI Delaware (after aggregating all fractional shares of Common Stock to be received by such holder) as a result of the Migratory Merger, will receive an additional share of common stock of PSI Delaware (i.e., the aggregate number of shares of common stock of PSI Delaware of a shareholder resulting from the Migratory Merger will be rounded up to the nearest whole number). The authorized shares of capital stock of PSI Delaware and the par value of the common stock of PSI Delaware immediately following the consummation of the Migratory Merger will be identical to the authorized shares of capital stock of the Company and the par value of the Common Stock immediately prior to the consummation of the Migratory Merger.

Effective Time of Migratory Merger; Termination and Abandonment

The Merger Agreement provides that, subject to the approval of the Company’s shareholders, the Migratory Merger will be consummated and become effective at the time set forth in the certificate of ownership and merger to be filed with the Secretary of State of the State of Delaware and the Articles of Merger to be filed with the Secretary of State of the State of Nevada. Although pursuant to the Private Placement Purchase Agreement we are required to effect the Migratory Merger, the Merger Agreement may be terminated and abandoned by action of the Board at any time prior to the effective time of the Migratory Merger, whether before or after the approval by the Company’s shareholders of this Proposal No. 4.

Directors and Officers

Pursuant to the terms of the Merger Agreement, effective upon the consummation of the Migratory Merger, the Company’s directors and executive officers immediately prior to the consummation of the Migratory Merger will become the directors and executive officers of PSI Delaware, as the surviving corporation in the Migratory Merger.

Charter and Bylaws

The Merger Agreement provides that, effective upon the consummation of the Migratory Merger, the Delaware Certificate and the Delaware Bylaws in effect immediately prior to the consummation of the Migratory Merger will be the certificate of incorporation and bylaws, respectively, of PSI Delaware, as the surviving corporation in the Migratory Merger.

Treatment of Series A Convertible Preferred Stock

Each share of Preferred Stock is initially convertible into shares of Common Stock at any time at the election of the holder thereof, subject to the limitations on conversion set forth in the Certificate of Designation, at an initial conversion price of $0.375 per share, subject to adjustments for non-cash dividends, distributions, stock splits or other subdivisions or reclassifications of our common stock, including the Migratory Merger. See “General Information – Description of Series A Convertible Preferred Stock” above for a description of the limitations on conversion of the Preferred Stock. Upon the consummation of the Migratory Merger, each issued and outstanding share of Preferred Stock will automatically convert into a number of shares of common stock of PSI Delaware equal to $1,000 divided by $12.00, the conversion price giving effect to the adjustment resulting from the Migratory Merger. Accordingly, immediately following the consummation of the Migratory Merger, the aggregate of 113,960.90289 outstanding shares of Preferred Stock, representing all of the shares of Preferred Stock issued in the Reverse Merger and in the Private Placement, will automatically convert into an aggregate of approximately 9,496,753 shares of common stock of PSI Delaware, and no shares of Preferred Stock will be outstanding.

Treatment of the Private Placement Warrants and the Roth Warrant

The Private Placement Warrants represent the right to purchase initially an aggregate of 24,000,007 shares of Common Stock, at an initial exercise price of $0.40625 per share, subject to adjustment for non-cash dividends, distributions, stock splits or other reorganizations or reclassifications of the Common Stock, and the Roth Warrant represents the right to purchase initially an aggregate of 3,360,000 shares of Common Stock, at an initial exercise price of $0.4125 per share, subject to adjustment as set forth in the Roth Warrant. However, none of the Private Placement Warrants or the Roth Warrant is exercisable prior to the effectiveness of the Reverse Split. Upon the consummation of the Migratory Merger, (1) the Private Placement Warrants will represent the right to purchase an aggregate of 750,002 shares of common stock of PSI Delaware, at an exercise price of $13.00 per share, (2) the Roth Warrant will represent the right to purchase an aggregate of 105,000 shares of common stock of PSI Delaware, at an exercise price of $13.20 per share, and (3) each of the Private Placement Warrants and the Roth Warrant will be exercisable in full until their expiration. Pursuant to the Merger Agreement and by operation of law, upon the consummation of the Migratory Merger, PSI Delaware will assume the obligations of the Company under each of the Private Placement Warrants and the Roth Warrant.

Effect of the Migratory Merger on Stock Certificates

Holders of Common Stock will not be required to exchange certificates representing shares of Common Stock to receive the shares of PSI Delaware common stock into which such shareholder’s shares of Common Stock converted. However, after the consummation of the Migratory Merger, each holder of a certificate which, prior to the Migratory Merger, represented shares of Common Stock may submit such stock certificate to the Company’s transfer agent for cancellation and the transfer agent’s issuance of a stock certificate representing such shareholder’s shares of common stock of PSI Delaware. The transfer agent for the Common Stock is Pacific Stock Transfer Company, 4045 South Spencer Street, Suite 403, Las Vegas NV 89119. After the consummation of the Migratory Merger, we expect the transfer agent for the common stock of PSI Delaware to be Pacific Stock Transfer Company, 4045 South Spencer Street, Suite 403, Las Vegas NV 89119.

As described above under “The Merger Agreement — Treatment of Series A Convertible Preferred Stock,” each share of Preferred Stock will automatically convert into shares of common stock of PSI Delaware upon the consummation of the Migratory Merger. In no event later than two business days after the consummation of the Migratory Merger, the Company will provide written notice of the consummation of the Migratory Merger to the holders of Preferred Stock. Pursuant to the Certificate of Designation, as soon as practicable following the automatic conversion of the Preferred Stock, holders of shares of Preferred Stock are required to surrender the stock certificates evidencing ownership of shares of Preferred Stock to the Company, as transfer agent for the Preferred Stock. Thereafter, the transfer agent for the common stock of PSI Delaware, which we expect to be Pacific Stock Transfer Company, 4045 South Spencer Street, Suite 403, Las Vegas, NV 89119, shall issue to each shareholder a stock certificate representing shares of common stock of PSI Delaware into which such shareholder’s shares of Preferred Stock converted upon the consummation of the Migratory Merger. Notwithstanding the foregoing, upon the consummation of the Migratory Merger subject to the dissenters rights described below, each holder of record of a certificate representing any shares of Preferred Stock shall cease to have any rights with respect thereto, other than the right to receive the shares of common stock of PSI Delaware into which such shareholder’s shares of Preferred Stock converted upon the consummation of the Migratory Merger.

Anti-Takeover Considerations

The State of Nevada, like many other States, permits a corporation to include in its articles of incorporation or bylaws measures designed to reduce a corporation’s vulnerability to unsolicited takeover attempts, which may have a positive or negative impact on a company, its shareholders and the value of a company’s common stock. The Nevada Articles, the amended and restated bylaws of the Company (the “Nevada Bylaws”) and Nevada law contain provisions which could have the effect of rendering more difficult, delaying or preventing an acquisition deemed undesirable by the Board. In particular, our organizational documents currently contain provisions (1) creating a classified board of directors whose members serve staggered three-year terms; (2) authorizing “blank check” preferred stock, which could be issued by the Board without shareholder approval and may contain voting, liquidation, dividend and other rights superior to the Common Stock; (3) limiting the liability of, and providing indemnification to, our directors and officers; (4) requiring two-thirds of the outstanding common stock to approve business combinations with certain “related persons;” and (5)

restricting the ability of our shareholders to take action by written consent. As a Nevada corporation, we are also subject to provisions of Nevada law which restrict shareholders beneficially owning 10% or more of our outstanding voting shares from engaging in certain business combinations without approval of the Board or the holders of stock representing a majority of the voting power not beneficially owned by the interested stockholder.

If each of the proposals set forth in this proxy statement is approved, the Nevada Articles will be amended to conform to certain material provisions of the Delaware Certificate immediately prior to the Migratory Merger, and upon consummation of the Migratory Merger, PSI Delaware, as the surviving entity in the Migratory Merger, and the rights of its stockholders, will be subject to the DGCL, the Delaware Certificate and the Delaware Bylaws. The amendments to the Nevada Articles will have no practical effect other than to facilitate the approval of the Migratory Merger, as the Migratory Merger will be effected (and accordingly the Delaware Certificate will become the certificate of incorporation of the Company) as promptly as possible following shareholder approval of each of the proposals and the filing of the Charter Amendments with the Secretary of State of the State of Nevada. The Delaware Certificate does not include certain provisions currently included in the Nevada Articles which may be deemed to delay or prevent hostile takeover attempts, including a declassified board of directors and permitting stockholder action by written consent. Section 203 of the DGCL, in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, except in specifically enumerated circumstances. The Delaware Certificate contains a provision which provides for the irrevocable, express election by PSI Delaware not to be governed by the provisions of Section 203 of the DGCL, Delaware’s business combination statute.

While the DGCL, the Delaware Certificate and the Delaware Bylaws may still contain provisions which may delay or prevent hostile takeover attempts of PSI Delaware, in general, the overall effect of the Migratory Merger is to reduce the governing provisions which may have anti-takeover effects. Notwithstanding the foregoing, as discussed above, certain members of our management own shares representing a significant majority of the voting power of our capital stock (and will own capital stock of PSI Delaware representing a significant majority of the voting power of PSI Delaware’s capital stock giving effect to the Migratory Merger). As a result, after the consummation of the Migratory Merger, these shareholders will continue to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of the Delaware Certificate and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of PSI Delaware or changes in management and will make the approval of certain transactions impossible without the support of these shareholders.

Comparison of Shareholder Rights Before and After the Migratory Merger

As a result of differences between the Nevada Revised Statutes (the “NRS”) and the DGCL, as well as differences between the Nevada Articles and the Nevada Bylaws, on the one hand, and the Delaware Certificate and the Delaware Bylaws, on the other hand, the Migratory Merger will effect changes in the rights of the Company’s shareholders. Summarized below are certain rights of the Company’s shareholders (including certain significant differences thereof) prior to and after giving effect to the Migratory Merger resulting from the differences between the NRS and the DGCL, the Nevada Articles and the Nevada Bylaws and the Delaware Certificate and the Delaware Bylaws. For the purposes of this section, the foregoing description of the Nevada Articles assumes that the Charter Amendment Proposals have not been adopted and that, accordingly, the amendments to the Nevada Articles contemplated thereby have not been given effect. The summary below is not an exhaustive, comprehensive list of all of the differences between the NRS and the DGCL, the Nevada Articles and the Nevada Bylaws and the Delaware Certificate and the Delaware Bylaws, and such summary is qualified in its entirety by reference to the NRS, the DGCL, the Nevada Articles and the Nevada Bylaws and the Delaware Certificate and the Delaware Bylaws.

Provision	Nevada Law	Delaware Law

ELECTIONS; VOTING; PROCEDURAL MATTERS

Number of Directors	Nevada law provides that a corporation must have at least one director and may provide in its articles of incorporation or bylaws for a fixed or variable number of directors, and for the manner in which the number of directors may be increased or decreased.	Delaware law provides that a corporation must have at least one director and that the number of directors will be fixed by or in the manner provided in the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors will be made only by amendment of the certificate.

	The Nevada Articles provide that the Board will consist of not more than fifteen persons nor less than one person, as determined from time to time by a vote of a majority of the Board; provided that the number of directors will not be reduced so as to reduce the term of any director at the time in office.	The Delaware Certificate provides that the Board of Directors will consist of not less than five nor more than eleven directors. The exact number of directors is determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office.

Classified Board of Directors

Nevada law permits corporations to classify their boards of directors. At least one-fourth of the total number of directors of a Nevada corporation must be elected annually.

The Nevada Articles provide that the Board will be divided into three classes, with the term of office of one class expiring each year.

Delaware law permits any Delaware corporation to classify its board of directors into as many as three classes as equally as possible with staggered terms of office.

The Board of Directors of PSI Delaware does not have a classified structure.

Removal of Directors

Under Nevada law, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock. Nevada law does not distinguish between removal of directors with or without cause.

The Nevada Articles provide that any director or the entire Board may be removed at any time, but only for cause and only by the affirmative vote of the holders of seventy-five percent or more of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors.

Under Delaware law, directors of a corporation without a classified board may be removed with or without cause, by the holders of a majority of shares then entitled to vote in an election of directors.

The Delaware Certificate provides that directors may be removed, with or without cause, by the holders of at least a majority of the votes regularly entitled to vote at an election of directors.

Board Action by Written Consent

Nevada law provides that, unless the articles of incorporation or bylaws provide otherwise, any action required or permitted to be taken at a meeting of the board of directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board or committee.

The Nevada Bylaws provide that unless otherwise restricted by the Nevada Articles, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee consent thereto in writing or by electronic transmission.

Delaware law provides that, unless the certificate of incorporation or bylaws provide otherwise, any action required or permitted to be taken at a meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee.

The Delaware Bylaws provide that unless otherwise restricted by the Delaware Certificate, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee consent thereto in writing or by electronic transmission.

Vacancies

Under Nevada law, all vacancies on the board of directors of a Nevada corporation may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. Unless otherwise provided in the articles of incorporation, the board may fill the vacancies caused by resignation for the remainder of the term of office of the resigning director or directors. Unless otherwise provided in the articles of incorporation or bylaws, directors chosen to fill any other vacancies will hold office until a successor is elected and qualified, or until the director resigns or is removed.

The Nevada Articles provide that any vacancies in the Board for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen will hold office until the next election of the class for which such directors will have been chosen and until their successors will be elected and qualified.

Under Delaware law, any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, will be filled as the bylaws provide. In the absence of such provision, the vacancy will be filled by the board of directors or other governing body.

The Delaware Certificate provides that vacancies on the Board of Directors and newly-created directorships may be filled by the Board of Directors or the shareholders; provided, however, that any vacancy resulting from the removal of a director by the shareholders may only be filled by the shareholders.

Special Meetings of Shareholders

Nevada law provides that unless otherwise provided in a corporation’s articles of incorporation or bylaws, the entire board of directors, any two directors, or the president of the corporation may call a special meeting of the shareholders.

The Nevada Bylaws provide that special meetings of the shareholders of the Company may be called and conducted only by the Board pursuant to a resolution approved by a majority of the Board or at the request in writing of shareholders owning at least fifty percent of the entire capital stock of the Company issued and outstanding and entitled to vote (which threshold can be increased or decreased by the Board, without obtaining the approval of the Company’s shareholders, by amending the Nevada Bylaws), and the business transacted at any special meeting will be limited to the purposes stated in the notice.

Delaware law permits special meetings of shareholders to be called by the board of directors or by any other person authorized in the certificate of incorporation or bylaws to call a special shareholder meeting.

The Delaware Certificate provides that special meetings of the shareholders of PSI Delaware may be called, upon not less than ten nor more than sixty days’ written notice, only (1) by the Chairman of the Board, (2) by the Chief Executive Officer, (3) by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors, or (4) at the request in writing of shareholders owning at least twenty percent of the entire capital stock of PSI Delaware issued and outstanding and entitled to vote, and the Delaware Bylaws provide that business transacted at a special meeting will be limited to the purposes stated in the written notice.

Failure to Hold an Annual Meeting	Nevada law provides that if a corporation fails to hold an annual meeting to elect directors within 18 months after the last election, a Nevada district court may order an election upon the petition of one or more shareholders holding fifteen percent of the corporation’s voting power.	Delaware law provides that if a corporation fails to hold an annual meeting for the election of directors or there is no written consent to elect directors in lieu of an annual meeting taken, in both cases for a period of thirty days after the date designated for the annual meeting, or if no date has been designated, for a period of thirteen months after the last election of directors, a director or shareholder of the corporation may apply to the Court of Chancery of the State of Delaware to order an annual meeting for the election of directors.

Voting Provisions

Under Nevada law, unless otherwise provided by the articles of incorporation or bylaws: (1) a majority of the voting power present in person or by proxy generally constitutes a quorum at a meeting of shareholders; (2) generally, action by the shareholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action; (3) directors are generally elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on election of directors; (4) where a separate vote by a class or series is required, a majority of the voting power of the class or series that is present or represented by proxy generally constitutes a quorum; and (5) generally, an act by the shareholders of each class or series is approved if a majority of the voting power of a quorum of the class or series votes for the action.

The Nevada Articles and Nevada Bylaws do not change these statutory rules.

Pursuant to the Certificate of Designation, except as otherwise required by applicable law and in addition to any voting rights provided by law, the holders of outstanding shares of the Preferred Stock are entitled to vote together with the holders of Common Stock, will have other rights specified in the Nevada Articles or as provided by Nevada law, and are entitled to receive notice of any shareholders’ meeting.

Each share of Preferred Stock entitles the holder thereof to cast one vote for each whole vote that such holder would be entitled to cast had such share of Preferred Stock been converted into shares of Common Stock as of the date immediately prior to the record date for determining the shareholders of the Company eligible to vote on any such matter, subject to the limitations on conversion set forth in the Certificate of Designation.

Under Delaware law, unless otherwise provided by the certificate of incorporation or bylaws: (1) a majority of the shares entitled to vote, present in person or represented by proxy, generally constitutes a quorum at a meeting of shareholders; (2) generally, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter constitutes the act of the shareholders; (3) directors are generally elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors; (4) where a separate vote by a class or series is required, a majority of the outstanding shares of such class or series, present in person or represented by proxy, generally constitutes a quorum; and (5) generally, the affirmative vote of the majority of shares of such class or series present in person or represented by proxy constitutes the act of such class or series.

The Delaware Certificate and Delaware Bylaws do not change these statutory rules.

Upon the consummation of the Migratory Merger, no shares of Preferred Stock will be outstanding.

Shareholder Action by Written Consent

Nevada law provides that, unless the articles of incorporation or bylaws provide otherwise, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consent to the action in writing.

The Nevada Articles provide that no action required to be taken or which may be taken at any annual meeting of the shareholders may be taken without a meeting, and the power of shareholders to consent in writing, without a meeting, is specifically denied.

Delaware law provides that, unless the certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consents to the action in writing. In addition, Delaware law requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those shareholders that did not consent in writing.

The Delaware Certificate provides that any corporate action required or permitted to be taken at any annual or special meeting of shareholders may be taken by written consent of a majority of the shareholders in lieu of a meeting.

Shareholder Vote for Mergers and Other Corporate Reorganizations	Unless otherwise provided in the articles of incorporation, Nevada law requires authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation. So long as the surviving corporation is organized in Nevada, Nevada law does not generally require a shareholder vote of the surviving corporation if: (a) the existing articles of incorporation are not amended; (b) each share of stock of the surviving corporation outstanding immediately before the merger is identical after the merger; (c) the number of voting shares outstanding immediately after the merger, plus the number of new voting shares issued as a result of the merger will not exceed the total number of voting shares of the surviving corporation outstanding immediately before the merger by more than twenty percent; and (d) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger will not exceed the total number of participating shares outstanding immediately before the merger by more than twenty percent.	In general, Delaware law requires authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the board of directors, for a merger or a sale of substantially all of the assets of the corporation. Delaware law does not generally require a shareholder vote of the surviving corporation in a merger if: (a) the existing certificate of incorporation is not amended; (b) each share of stock of the surviving corporation outstanding immediately before the merger is identical after the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed twenty percent of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

Cumulative Voting	Nevada law permits cumulative voting in the election of directors as long as the articles of incorporation provide for cumulative voting and certain procedures are followed.	Under Delaware law, a corporation may provide for cumulative voting in the corporation’s certificate of incorporation.

	The Company does not have a provision granting cumulative voting rights in the election of its directors in the Nevada Articles or Nevada Bylaws.	The Delaware Certificate and Delaware Bylaws do not have a provision granting cumulative voting rights in the election of its directors.
INDEMNIFICATION OF OFFICERS AND DIRECTORS AND ADVANCEMENT OF EXPENSES; LIMITATION ON PERSONAL LIABILITY
Indemnification

Under Nevada law, a corporation may indemnify current and former directors and officers against expenses incurred in any action brought against those persons as a result of their role with the corporation, if those persons meet a minimum standard of conduct and certain other requirements are satisfied. A director or officer who is successful in defense of any proceeding subject to the Nevada corporate statutes’ indemnification provisions must be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys’ fees.

The Nevada Bylaws provide that the Company will, to the maximum extent and in the manner permitted by Nevada law, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company.

Under Delaware law, a corporation may indemnify current and former directors and officers against expenses incurred in any action brought against those persons as a result of their role with the corporation, if those persons meet a minimum standard of conduct and certain other requirements are satisfied. A director or officer who is successful in defense of any proceeding subject to the Delaware corporate statutes’ indemnification provisions must be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys’ fees.

The Delaware Certificate provides that PSI Delaware will indemnify its directors and executive officers to the fullest extent permitted by Delaware law, subject to the standards set forth in the Delaware Certificate.

Advancement of Expenses

Under Nevada law, the articles of incorporation, bylaws or an agreement made by the corporation may provide that the corporation must pay advancements of expenses in advance of the final disposition of the action, suit or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

The Nevada Bylaws provide that the Company will pay expenses incurred by an individual selected for indemnification by the Board in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such individual to repay such amount if it is ultimately determined by a court of competent jurisdiction that such individual is not entitled to be indemnified by the Company.

Under Delaware law, expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. A Delaware corporation has the discretion to decide whether or not to advance expenses, unless its certificate of incorporation or bylaws provides for mandatory advancement.

The Delaware Certificate provides that PSI Delaware will pay expenses incurred by an individual selected for indemnification by the Board of Directors in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such individual to repay such amount if it is ultimately determined by a court of competent jurisdiction that such individual is not entitled to be indemnified by PSI Delaware.

Limitation on Personal Liability of Directors

Under Nevada law, neither a director nor an officer of a Nevada corporation can be held personally liable to the corporation, its shareholders or its creditors unless the director or officer committed both a breach of fiduciary duty and such breach was accompanied by intentional misconduct, fraud or knowing violation of law. Nevada does not exclude breaches of the duty of loyalty or instances where the director has received an improper personal benefit.

The Nevada Articles provide for elimination of director liability to the fullest extent permitted by Nevada law. In addition, the Nevada Articles provide that any repeal or modification by the shareholders will not adversely affect any right or protection of any director existing at the time of such repeal or modification.

Under Delaware law, a corporation is permitted to adopt provisions in its certificate of incorporation limiting or eliminating the liability of a director to a company and its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit.

The Delaware Certificate provides for elimination of director liability to the fullest extent permitted by Delaware law. The Delaware Certificate also provides that if an amendment is made to Delaware law, liability is limited to the fullest extent permitted by the amended Delaware law. Any repeal or modification of this article by the shareholders of PSI Delaware will be prospective only and will not adversely affect any limitation on the personal liability of a director of PSI Delaware existing at the time of such repeal or modification.

DIVIDENDS

Declaration and Payment of Dividends	Under Nevada law, a corporation may make distributions to its shareholders, including by the payment of dividends, provided that, after giving effect to the distribution, the corporation would be able to pay its debts as they become due and the corporation’s total assets would not be less than the sum of its total liabilities plus any amount needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights of shareholders whose rights are superior to those receiving the distribution.	Under Delaware law, unless further restricted in the certificate of incorporation, a corporation may declare and pay dividends, out of surplus (defined as the excess of a corporation’s net assets over the aggregate par value of such corporation’s issued stock), or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, only if the amount of capital of the corporation is greater than or equal to the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. A corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and

The Nevada Bylaws provide that dividends upon the capital stock of the Company, subject to the relevant provisions of the Nevada Articles and Nevada law, if any, may be declared by the Board at any regular or special meeting thereof, pursuant to law, out of funds legally available therefor.

Pursuant to the Certificate of Designation, if dividends are declared or paid with respect to the Common Stock, each holder of shares of the Preferred Stock will be entitled to receive as dividends an amount equal to the amount of the dividends that such holder would have received had such shares of Preferred Stock been converted into Common Stock as of the date immediately prior to the record date of such dividend on the Common Stock.

If the shares of Preferred Stock have not automatically converted into shares of Common Stock within 120 days after the original issuance date of the Preferred Stock, each holder of then outstanding shares of Preferred Stock will be entitled to receive, when, as and if declared by the Board, non-cumulative cash dividends, accruing on a daily basis from the end of such 120 day period, through and including the date on which such dividends are paid, at the annual rate of two percent of the liquidation preference per share of the Preferred Stock.

such redemption or repurchase would not impair the capital of the corporation. A repurchase or redemption would impair the capital of a corporation if the funds used for such repurchase or redemption would exceed the amount of such corporation’s surplus.

The Delaware Certificate and Delaware Bylaws provide that any dividends paid on common stock will be shared equally on a per share basis, and that dividends, if any, may be declared by the Board of Directors at any regular or special meeting thereof, pursuant to law, out of funds legally available therefor, subject to the provisions of the Delaware Certificate.

ANTI-TAKEOVER STATUTES

Business Combination Statute

Nevada law generally prohibits an interested shareholder from engaging in a business combination with a corporation for three years after the person first became an interested shareholder unless the combination or the transaction is approved by the board of directors before the person first became an interested shareholder. An interested shareholder is (1) a person that beneficially owns, directly or indirectly, ten percent or more of the voting power of the outstanding voting shares of a corporation, or (2) an affiliate or associate of the corporation that, at any time within the past three years, was an interested shareholder of the corporation.

A Nevada corporation may elect not to be governed by these provisions in its original articles of incorporation, or it may adopt an amendment to its articles of incorporation expressly electing not to be governed by these provisions, if such amendment is approved by the affirmative vote of a majority of the disinterested shares entitled to vote.

Under Delaware law, and subject to certain exceptions, a corporation that is listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the Financial Industry Regulatory Authority or held of record by more than 2,000 shareholders is not permitted to engage in a business combination with any interested shareholder for a three-year period following the time such shareholder became an interested shareholder. Delaware law generally defines and interested shareholder as the beneficial owner of fifteen percent or more of a company’s stock. The moratorium will not apply if, among other things, the business combination is approved by the holders of two-thirds of the company’s voting stock not owned by the interested shareholder.

The Nevada Articles provide that, generally, the affirmative vote of at least two-thirds of the outstanding shares of Common Stock by shareholders of the Company other than the related person, is required for the approval or authorization of any business combination with any related person. Such voting requirements will not be applicable, however, if certain conditions outlined in the Nevada Articles are met.

These provisions do not apply, among other exceptions, if (1) the corporation’s original certificate of incorporation contains a provision expressly electing not to be governed by these provisions, or (2) the corporation, by action of its shareholders, adopts an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by these provisions.

The Delaware Certificate contains a provision irrevocably expressly electing not to be governed by § 203 of the DGCL.

Control Share Acquisition Statute

Nevada law limits the rights of persons acquiring a controlling interest in a Nevada corporation with 200 or more shareholders of record, at least 100 of whom have Nevada addresses appearing on the stock ledger of the corporation, and that does business in Nevada directly or through an affiliated corporation. According to Nevada law, an acquiring person that acquires a controlling interest in such a corporation may not exercise voting rights on any control shares unless such voting rights are conferred by a majority vote of the disinterested shareholders of the corporation at a special or annual meeting of the shareholders. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, that does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person’s shares.

The control share acquisition statute does not apply if the corporation opts out of such provision in the articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest by an acquiring person.

The Nevada Bylaws expressly provide that the provisions of Nevada law regarding the acquisition of a controlling interest will not apply to the Company.

Delaware does not have a control share acquisition statute.

AMENDMENTS TO CHARTER AND BYLAWS

Amendments to the Charter	Under Nevada law, subject to certain exceptions, in order for a corporation to amend its articles of incorporation, its board of directors must first adopt a	Under Delaware law, in order for a corporation with capital stock to amend its certificate of incorporation, its board of directors must first adopt a resolution resolution setting forth the amendment proposed and either call a special meeting of the shareholders entitled to vote on the amendment or direct that the proposed amendment be considered at the next annual meeting of the shareholders entitled to vote on the amendment. At the meeting, a vote of the shareholders entitled to vote must be taken for and against the proposed amendment. If shareholders with voting power over a sufficient number of shares have voted in favor of the amendment, an officer of the corporation will sign a certificate setting forth the amendment, or setting forth the articles of incorporation as amended, and the vote by which the amendment was adopted. Finally, the signed certificate must be filed with the Secretary of State of the State of Nevada.

The Nevada Articles provide that the Board reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision in the Nevada Articles, and to add any other provisions authorized by Nevada law.

setting forth the terms of the amendment proposed and must either call a special meeting of the shareholders or direct that the amendment be considered at the next annual meeting. At the meeting, the holders of the outstanding shares of a class will be entitled to vote as a class upon a proposed amendment if the amendment would increase or decrease either the number of authorized shares of such class, the par value of the shares of such class, or adversely alter or change the powers, preferences, or special rights of the shares of such class. Whenever the certificate of incorporation requires for action the vote of a greater number or proportion than is required by Delaware law, the provision of the certificate of incorporation requiring such greater vote shall not be altered, amended or repealed except by such greater vote. If shareholders with voting power over a sufficient number of shares have voted in favor of the amendment, a certificate setting forth the amendment and certifying that such amendment has been adopted shall be executed, acknowledged and filed with the Secretary of State of the State of Delaware.

The Delaware Certificate provides that the Board of Directors may adopt a resolution proposing to amend, alter, change or repeal any provision contained in the Delaware Certificate. An affirmative vote of the holders of at least 80% of the voting power of the shares entitled to vote generally in the election of directors is required to amend, alter or repeal, or to adopt any provision inconsistent with, Article Fifth, Sixth, Seventh, Eighth or Ninth of the Delaware Certificate. An affirmative vote of the holders of a majority of the voting power of the shares entitled to vote generally in the election of directors is required to amend any other provisions of the Delaware Certificate.

Amendments to the Bylaws

Under Nevada law, unless otherwise prohibited by any bylaw adopted by the shareholders, the directors may adopt, amend or repeal any bylaw, including any bylaw adopted by the shareholders. The articles of incorporation may grant the authority to adopt, amend or repeal bylaws exclusively to the directors.

The Nevada Articles provide that Board has the power to make, adopt, alter, amend and repeal bylaws of the Company, subject to the right of the shareholders to

Under Delaware law, the power to adopt, amend or repeal bylaws will be in the shareholders entitled to vote. Notwithstanding the foregoing, any corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors will not divest the shareholders of the power, nor limit their power to adopt, amend or repeal bylaws.

	adopt, alter, amend and repeal bylaws by the vote of the holders of not less than two-thirds of the outstanding shares of stock entitled to vote upon the election of directors.	The Delaware Certificate provides that the Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws. The bylaws may also be altered, amended, or repealed, or new bylaws may be adopted by a majority vote of the shareholders entitled to vote generally in the election of directors at an annual or special meeting of shareholders. The Board of Directors does not have the power to amend, alter or repeal, or to adopt any provision inconsistent with, any bylaw adopted by the shareholders.

MISCELLANEOUS

Interested Party Transactions

Under Nevada law, a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other organization in which one or more of its directors or officers are directors or officers, or are financially interested, is not void or voidable solely for that reason, if one or more of the following circumstances exist: (1) the director’s or officer’s interest is known to the board of directors or shareholders and the transaction is approved by the board or shareholders in good faith without counting the vote or votes of the interested director or officer; (2) the common interest is known to the shareholders, and they approve or ratify the transaction in good faith by a majority vote of shareholders; (3) the common interest is not known to the director or officer at the time the transaction is brought before the board; or (4) the transaction is fair to the corporation at the time it is authorized or approved.

The Nevada Articles and Nevada Bylaws generally conform to the statutory rules.

Under Delaware law, a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, is not void or voidable solely because of such interest, if one or more of the following is true: (1) the material facts of the contract or transaction and the director’s or officer’s interest is disclosed to the board, and the board in good faith authorizes the contract or transaction by an affirmative vote of the majority of the disinterested directors; (2) the material facts of the contract or transaction and the director’s or officer’s interest is disclosed to the shareholders entitled to vote on the matter and they approve in good faith the contract or transaction; or (3) the contract or transaction is fair to the corporation as of the time it was authorized, approved or ratified.

The Delaware Bylaws generally conform to the statutory rules.

Authorization of Capital Stock	Under Nevada law, if a corporation desires to have more than one class or series of stock, the articles of incorporation must prescribe, or vest authority in the board of directors to prescribe, the classes, series and the number, and the voting powers, designations, preferences, limitations, restrictions and relative rights, of each class or series of stock. If more than one class or series of stock is authorized, the articles of incorporation or the resolution of the board of directors passed pursuant to a provision of the articles must prescribe a distinguishing designation for each class and series. The voting powers, designations,	Under Delaware law, every corporation may issue one or more classes of stock or one or more series of stock within any class thereof, any or all of which classes may be of stock with par value or stock without par value and which classes or series may have such voting powers, designations, preferences, limitations, restrictions and relative rights as will be stated in the certificate of incorporation or any amendment thereto, or in the resolution or resolutions providing for the issuance of such stock adopted by the board of directors.

preferences, limitations, restrictions, relative rights and distinguishing designation of each class or series of stock must be described in the articles of incorporation or the resolution of the board of directors before the issuance of shares of that class or series.

The Nevada Articles provide that the Board is authorized to provide for the issuance of the shares of Preferred Stock in series, and to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions or each such series.

The Delaware Certificate provides that preferred stock may be issued from time to time in one or more series, each of which series will have such distinctive designation or title, and such voting powers, preferences, rights, qualifications, limitations and restrictions and such number of shares as will be fixed by the Board of Directors prior to the issuance of any shares thereof.

Anti-Dilution	The Preferred Stock is subject to full-ratchet anti-dilution whereby, upon the issuance (or deemed issuance) of shares of Common Stock at a price below the then-current conversion price of the Preferred Stock (but not based upon the trading price of the Common Stock), subject to specified exceptions, the conversion price of the Preferred Stock will be reduced to the effective price of the Common Stock so issued (or deemed to be issued). The conversion price of the Preferred stock is also subject to adjustments for non-cash dividends, distributions, stock splits or other subdivisions or reclassifications of the Common Stock.	Upon the consummation of the Migratory Merger, no shares of Preferred Stock will be outstanding.

Appraisal Rights	Under Nevada law, a shareholder of a Nevada corporation, with certain exceptions, has the right to dissent from, and to obtain payment of the fair value of his shares in the event of: (1) a merger or plan of exchange to which the corporation is a party if the shareholder is entitled to vote on such merger or plan of exchange; and (2) any corporate action taken pursuant to a vote of the shareholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or non-voting shareholders are entitled to dissent and obtain payment for their shares.	Under Delaware law, except as otherwise provided, shareholders of a constituent corporation in a merger or consolidation have the right to demand and receive payment of the fair value of their stock in a merger or consolidation.

Transferability of Stock

Shareholders holding securities with transfer restrictions prior to the consummation of the Migratory Merger would hold shares of common stock of PSI Delaware that have the same transfer restrictions upon consummation of the Migratory Merger. For purposes of computing the holding period under Rule 144 of the Securities Act of 1933, as amended, shareholders should be deemed to have acquired their shares of common stock of PSI Delaware on the date they originally acquired their shares of Common Stock or Preferred Stock of the Company.

Accounting Treatment of the Migratory Merger

The Migratory Merger would be accounted for as a reverse merger whereby, for accounting purposes, the Company would be considered the accounting acquiror and PSI Delaware would be treated as the successor to the historical operations of the Company. Accordingly, the historical financial statements of the Company as of and for all periods through the consummation of the Migratory Merger would be treated as the financial statements of PSI Delaware, as the surviving corporation in the Migratory Merger.

Federal Income Tax Consequences of the Migratory Merger

The following discussion summarizes the material U.S. federal income tax consequences of the Migratory Merger to holders of our stock or warrants to acquire our stock. This summary is not exhaustive of all possible tax considerations. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Such change could materially and adversely affect the tax consequences described below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described herein.

This summary is for general information only and does not address all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as partnerships, subchapter S corporations or other pass-through entities, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in stocks, securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding our stock or warrants as part of an integrated transaction, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons whose functional currency for tax purposes is not the U.S. dollar and persons subject to the alternative minimum tax provisions of the Code. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.

This summary is directed solely to holders that hold our stock or warrants as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment. In addition, the following discussion only addresses “U.S. persons” for U.S. federal income tax purposes, generally defined as beneficial owners of our stock or warrants that are:

•	individuals who are citizens or residents of the United States;

•

corporations (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;

•	estates the income of which is subject to U.S. federal income taxation regardless of its source;

•

trusts if a court within the United States is able to exercise primary supervision over the administration of any such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust; or

•	trusts in existence on August 20, 1996 that have valid elections in effect under applicable Treasury regulations to be treated as U.S. persons.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock or warrants, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partner of a partnership holding our stock or warrants should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the Migratory Merger.

This summary is not a comprehensive description of all of the U.S. federal tax consequences that may be relevant to holders. We urge you to consult your own tax advisor regarding your particular circumstances and the U.S. federal income and estate tax consequences to you of the Migratory Merger, as well as any tax consequences arising under the laws of any state, local, foreign or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

We have not requested a ruling from the IRS or an opinion of counsel regarding the U.S. federal income tax consequences of the Migratory Merger. However, we believe:

•	the Migratory Merger will constitute a tax-free reorganization under Section 368(a) of the Code;

•	no gain or loss will be recognized by holders of the Company’s stock or warrants on receipt of PSI Delaware’s stock or warrants pursuant to the Migratory Merger;

•

the aggregate tax basis of PSI Delaware’s stock and warrants received by each holder will equal the aggregate tax basis of the Company’s stock and warrants surrendered by such holder in exchange therefor; and

•	the holding period of PSI Delaware’s stock and warrants received by each holder will include the period during which such holder held the Company’s stock and warrants surrendered in exchange therefor.

Persons who, immediately before the Migratory Merger, hold 1% or more, by vote or value, of the Company’s stock, or the Company’s securities with a tax basis of $1,000,000 or more, are “significant holders” and are subject to certain reporting requirements. Each significant holder will be required to include a statement with his, her or its federal income tax return identifying the parties to the Migratory Merger and stating the date of the Migratory Merger and the fair market value and tax basis of the significant holder’s stock or securities in the Company immediately before the Migratory Merger.

Holders of the Company’s stock or warrants are urged to consult their own tax advisors regarding additional reporting requirements that may result from the Migratory Merger.

Regulatory Approvals

The Company is required to obtain the approval of its shareholders under the NRS in order to effect the Migratory Merger. The Company is required to file with the SEC, and distribute to the Company’s shareholders, this proxy statement in accordance with applicable federal securities laws. Upon approval of the proposals included in this proxy statement, to effect the Migratory Merger, the Company will need to file an amendment to the Nevada Articles, setting forth the amendments contemplated by the Charter Amendment Proposals, and Articles of Merger, in each case with the Secretary of State of the State of Nevada, and a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware. Additionally, pursuant to Financial Industry Regulatory Authority (“FINRA”) Rule 6490, the Company will be required to submit an “Issuer Company-Related Action Notification Form” to FINRA and Pacific Stock Transfer Company, the transfer agent for our Common Stock, will be required to submit a “Transfer Agent Verification Form” to FINRA, in each case no less than ten days prior to the consummation of the Migratory Merger. Other than the foregoing and any required disclosure of the transaction pursuant to the Exchange Act, to the Company’s knowledge, no federal or state regulatory requirements must be complied with or approvals must be obtained in connection with the Migratory Merger.

Dissenters’ Rights

For the purposes of this section, the term “Company” means Power Solutions International, Inc., a Nevada corporation, prior to the consummation of the Migratory Merger, and means Power Solutions International, Inc., a Delaware corporation, the surviving corporation in the Migratory Merger, following the consummation of the Migratory Merger.

Holders of record of shares of the Company’s Common Stock that do not vote in favor of the Migratory Merger or consent thereto in writing and that properly demand payment for their shares will be entitled to dissenters’ rights in connection with the Migratory Merger under Sections 92A.300 - 92A.500 of the NRS. Holders of record of shares of Preferred Stock that do not vote in favor of the Migratory Merger or consent thereto in writing and that properly demand payment for their shares may potentially be entitled to similar dissenters’ rights in connection with the Migratory Merger. Holders of record of shares of the Company’s capital stock will not be entitled to dissenters’ rights under NRS Sections 78.2055 or 92A.380 as a direct result of the conversion of each 32 shares of Common Stock into one share of the common stock of PSI Delaware pursuant to the Migratory Merger.

The following discussion is not a complete statement of the law pertaining to dissenters’ rights under NRS Sections 92A.300 -92A.500 and is qualified in its entirety by the full text of NRS Sections 92A.300 - 92A.500, which is attached to this proxy statement as Appendix D. The following summary does not constitute legal or any other advice nor does it constitute a recommendation that shareholders exercise their dissenters’ rights under NRS Sections 92A.300 - 92A.500. All references in NRS Sections 92A.300 -92A.500 and in this summary to a “shareholder” or “holders of shares of the Company’s capital stock” are to the record holder or holders of the shares of the Company’s capital stock entitled to vote as to which dissenters’ rights are asserted. A person having a beneficial interest in shares of the Company’s capital stock held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect dissenters’ rights, or must assert his or her own dissenters’ right and submit a written consent of the shareholder of record in accordance with NRS 92A.400.

To assert dissenters’ rights, shareholders must satisfy all of the following conditions in NRS Section 92A.420 and 92A.440:

Before the vote on the adoption of the Migratory Merger occurs at the Special Meeting, each shareholder that wishes to assert dissenters’ rights must give written notice to the Company before the vote is taken, of the shareholder’s intent to demand payment for his or her shares if the Migratory Merger takes place and may not vote or cause or permit to be voted his or her shares in favor of the proposed Migratory Merger. Absent such notice, neither voting against, abstaining from voting, or failing to vote on the adoption of the Migratory Merger will constitute notice of intent to demand payment or demand for payment of fair value within the meaning of NRS Section 92A.420.

A dissenting shareholder may NOT vote for approval of the Migratory Merger. If a shareholder returns a signed proxy but does not specify in the proxy a vote against adoption of the Migratory Merger or an instruction to abstain, the proxy will be voted FOR adoption of the Migratory Merger, which will have the effect of waiving the rights of that shareholder to have his or her shares purchased at fair value. Abstaining from voting or voting against the adoption of the Migratory Merger will NOT constitute a waiver of dissenters’ rights.

After the vote is taken at the Special Meeting, if the Migratory Merger is approved, no later than 10 days after the Migratory Merger becomes effective, a written dissenters’ notice and form, accompanied by a copy of NRS Sections 92A.300 - 92A.500 inclusive, will be sent to each shareholder determined to be entitled to assert dissenters’ rights that has given the written notice described above and did not vote in favor of the Migratory Merger. The dissenters’ notice will state where the payment demand must be sent, and where and when share certificates must be deposited. It will inform the holders of shares not represented by certificates to what extent the transfer of those shares will be restricted after the demand for payment is received. The notice will include a form for demanding payment that will require the shareholder asserting dissenters’ rights to certify whether or not the shareholder acquired beneficial ownership of the shares before May 5, 2011, the date of the first announcement to the news media or the Company’s shareholders of the terms of the proposed Migratory Merger, and that the shareholder did not vote in favor of the transaction. It will also set a date, not fewer than 30 nor more than 60 days after delivery of the notice, by which the payment demand must be received from the dissenting shareholder, and state that the shareholder shall be deemed to have waived the right to demand payment unless the form is received by the Company by such specified date. Please note that shares acquired after May 5, 2011, referred to in this section as after-acquired shares, may be subject to different treatment in accordance with NRS Section 92A.470 than shares acquired before that date.

A shareholder that receives a dissenters’ notice must comply with the terms of the notice. A shareholder asserting dissenters’ rights that does so by demanding payment, depositing its certificates in accordance with the terms of the notice and certifying that beneficial ownership was acquired before May 5, 2011 will retain all other rights of a shareholder until these rights are cancelled or modified by the Migratory Merger.

Dissenters’ rights under NRS Section 92A.400 may be asserted either by a beneficial shareholder or a shareholder of record. A record shareholder may assert dissenters’ rights as to fewer than every share registered in its name only if it objects for all shares beneficially owned by any one person and notifies the Company in writing of the name and address of each person on whose behalf it asserts dissenters’ rights. A beneficial shareholder may assert dissenters’ rights as to shares held on its behalf only if it submits to the Company the shareholder of record’s written consent not later than the time such beneficial shareholder asserts dissenters’ rights and it does so for all shares that it beneficially owns or over which it has the power to direct the vote.

Within 30 days after receipt of a payment demand, the Company will pay in cash to each shareholder determined to be entitled to assert dissenters’ rights that complied with the terms of the dissenters’ notice the amount the Company estimates to be the fair value of the shares, plus accrued interest, except that the Company may withhold payment from a dissenter as to after-acquired shares until after the Migratory Merger is effected, at which point it shall offer its estimate of fair value of such shares, plus interest, to the dissenter in accordance with NRS 92A.470. The payment will be accompanied by (1) the Company’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment; (2) an income statement for that year; (3) a statement of changes in shareholder’s equity; (4) if (i-iii) are unavailable, reasonably equivalent financial information and the latest available quarterly financial statements; (5) a statement of the Company’s estimate of the fair value of the shares; and (6) a statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such shareholder does not do so within the period specified, such shareholder shall be deemed to have accepted such payment. Within 30 days of payment or offered payment, if a dissenting shareholder determined to be entitled to assert dissenter’s rights believes that the amount paid is less than the fair value of the shares or that the interest due is incorrectly calculated, the shareholder may notify the Company in writing of his own estimate of the fair value of the shares and interest due. If this kind of claim is made by a shareholder, and it cannot be settled, the Company is required to commence a proceeding within 60 days after receiving the payment demand and petition the district court to determine the fair value of the shares and accrued interest. If the Company is required to commence such a proceeding and fails to do so within the statutory 60 day period, it will be required to pay to each dissenter whose demand remains unsettled the amount demanded by such dissenter, plus interest.

The costs and expenses of a court proceeding will be determined by the court and generally will be assessed against the Company, but these costs and expenses may be assessed as the court deems equitable against all or some of the shareholders demanding appraisal that are parties to the proceeding if the court finds the action of the shareholders in failing to accept the Company’s payment or offered payment was arbitrary, vexatious or not in good faith. These expenses may include the fees and expenses of counsel and experts employed by the parties.

All written notices of intent to demand payment of fair value should be sent or delivered to, Power Solutions International, Inc., Attn: Thomas J. Somodi, 655 Wheat Lane, Wood Dale, IL 60191.

Recommendation of the Board

The Merger Agreement has been approved by the Board of the Company and by the board of directors of PSI Delaware. A vote in favor of this Proposal No. 4 is a vote to approve the Merger Agreement and the Migratory Merger.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 4 TO APPROVE THE MERGER AGREEMENT AND THE MIGRATORY MERGER.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

In connection with the Reverse Merger and the Private Placement, each of our shareholders that is also one of our executive officers and/or directors entered into the Voting Agreements, pursuant to which such person agreed to vote his shares of Common Stock and Preferred Stock, as applicable, in favor of the Migratory Merger, the Reverse Split and any other matters as may be necessary or advisable to consummate the Migratory Merger and the Reverse Split. The securities held by persons who entered into Voting Agreements represented, as of June 27, 2011, approximately 86.11% of the total voting power of the outstanding capital stock of the Company (giving effect to the limitations on conversion of the Preferred Stock set forth in the Certificate of Designation).

As a result of the consummation of the Migratory Merger, the Company will be reincorporated in the State of Delaware. Pursuant to the Merger Agreement, effective upon the consummation of the Migratory Merger, (1) the Company’s directors and executive officers immediately prior to the consummation of the Migratory Merger will serve as the directors and executive officers of PSI Delaware, and (2) the Delaware Certificate and the Delaware Bylaws in effect immediately prior to the consummation of the Migratory Merger will be the certificate of incorporation and bylaws, respectively, of PSI Delaware, as the surviving corporation in the Migratory Merger. Accordingly, if the proposals set forth in this proxy statement are approved, the Company’s current executive officers and directors will continue as the executive officers and directors of the surviving corporation in the Migratory Merger, and will be subject to the provisions of the DGCL, the Delaware Certificate and the Delaware Bylaws, including the provisions therein relating to indemnification and limitation of liability of directors and officers. For a description of certain significant provisions of the DGCL, the Delaware Certificate and the Delaware Bylaws, including the provisions thereof regarding indemnification and limitation of liability of directors and officers, see “Proposal No. 4 – Comparison of Shareholder Rights Before and After the Migratory Merger” above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Common Stock and the Preferred Stock as of June 27, 2011, by the following individuals or groups: (1) each person known by us to own beneficially more than 5% of the outstanding shares of the Common Stock and/or the Preferred Stock, as applicable, (2) each of our directors, (3) each of our executive officers, and (4) all of our directors and executive officers as a group. The table below further sets forth beneficial ownership information of the common stock of PSI Delaware on a pro forma basis as if the Migratory Merger (including the conversion of each 32 shares of Common Stock into one share of common stock of PSI Delaware and the automatic conversion of shares of Preferred Stock into shares of the common stock of PSI Delaware) occurred on or prior to June 27, 2011.

The information regarding beneficial ownership of the Common Stock (or, in the case of the pro forma amounts and percentages set forth in the table below, the common stock of PSI Delaware) reflects shares issuable upon conversion of the Preferred Stock and in some cases (as indicated below), shares issuable upon exercise of Private Placement Warrants. As described in greater detail above under “General Information – Description of the Series A Convertible Preferred Stock,” prior to the Migratory Merger, the number of shares of Common Stock into which the Preferred Stock is convertible is subject to limitations set forth in the Certificate of Designation. Immediately following the effectiveness of the Migratory Merger, each issued and outstanding share of Preferred Stock will automatically convert into a number of shares of common stock of PSI Delaware equal to $1,000 divided by $12.00, the conversion price to then be in effect. The Private Placement Warrants will be exercisable only following the effectiveness of the Migratory Merger.

Unless otherwise indicated, to our knowledge, each person listed below has sole dispositive and voting power with respect to the shares of Common Stock (or, in the case of the pro forma amounts and percentages set forth in the table below, the common stock of PSI Delaware) shown below as beneficially owned by such person, except to the extent authority is shared by spouses under applicable law and except for the shares of Common Stock (or, in the case of the pro forma amounts and percentages set forth in the table below, the common stock of PSI Delaware) set forth next to our directors and executive officers listed as a group. Beneficial ownership and percentage have been determined in accordance with Rule 13d-3 under the Exchange Act and generally includes voting or investment power with respect to the securities. The information is not necessarily indicative of beneficial ownership for any other purpose.

As of June 27, 2011, (a) 10,770,083 shares of Common Stock (336,597 shares of common stock of PSI Delaware on a pro forma basis as if the Migratory Merger was consummated on or prior to such date), and (b) 113,960.90289 shares of Preferred Stock, were issued and outstanding.

	Amount and Nature of Beneficial Ownership				Percent of Class				Pro Forma Amount and Nature of Beneficial Ownership (Giving Effect to Migratory Merger) (3)		Pro Forma Percent of Class (Giving Effect to Migratory Merger) (3)
Name and Address of Beneficial Owner (1)	Preferred Stock		Common Stock (2)		Preferred Stock		Common Stock (2)		Common stock of PSI Delaware		Common stock of PSI Delaware
Gary Winemaster	62,079.57914	(4)	27,283,588	(5)	54.47	%(4)	86.47	%(5)	5,376,425	(5)	54.68	%(5)
Thomas Somodi	9,596.09002	(6)	4,212,670	(7)	8.42	%(6)	30.13	%(7)	830,925	(7)	8.45	%(7)
Kenneth Winemaster	33,291.30775		14,645,578	(8)	29.21%		66.83	%(8)	2,883,651		29.33%
Kenneth Landini	590.01600		197,531	(9)	0.52%		1.80	%(9)	49,168		0.50%
H. Samuel Greenawalt	—		—		—		—		—		—
Austin W. Marxe and David M. Greenhouse (10)	7,000	(11)	2,343,526	(12)	6.14	%(11)	17.87	%(12)	875,002	(13)	8.64	%(13)
Park West Asset Management LLC Peter S. Park (14)	3,000	(15)	1,004,368	(16)	2.63	%(15)	8.53	%(16)	375,001	(17)	3.77	%(17)
All directors and executive officers as a group (5 persons)	95,960.90289		42,126,697	(18)	84.21%		98.20	%(18)	8,309,244		84.50%

(1)	Unless otherwise indicated, the address of each person or entity is c/o Power Solutions International, Inc., 655 Wheat Lane, Wood Dale, IL 60191.
(2)	Reflects the shares of Common Stock issuable upon conversion of the Preferred Stock, subject to the limitations on conversion of the Preferred Stock set forth in the Certificate of Designation.
(3)	Includes the shares of common stock of PSI Delaware issuable upon automatic conversion of each share of Preferred Stock upon effectiveness of the Migratory Merger. Upon the consummation of the Migratory Merger, no shares of Preferred Stock will be outstanding.
(4)	Includes 9,596.09002 shares of Preferred Stock held by Mr. Somodi which Mr. Winemaster has agreed to purchase pursuant to a purchase and sale agreement entered into by and between Mr. Winemaster and Mr. Somodi on April 28, 2011 and effective April 29, 2011 (the “Purchase and Sale Agreement”).
(5)	Includes 17,570,918 shares of Common Stock issuable upon the conversion of 52,483.48912 shares of Preferred Stock held by Mr. Winemaster, giving effect to the limitations on conversion of the Preferred Stock (4,373,625 shares of the common stock of PSI Delaware giving effect to the Migratory Merger). Also includes 3,212,670 shares of Common Stock issuable upon conversion of 9,596.09002 shares of Preferred Stock, giving effect to the limitations on conversion of the Preferred Stock (799,675 shares of common stock of PSI Delaware giving effect to the Migratory Merger), and 1,000,000 shares of Common Stock (31,250 shares of common stock of PSI Delaware giving effect to the Migratory Merger), in each case held by Mr. Somodi, which Mr. Winemaster has agreed to purchase pursuant to the Purchase and Sale Agreement.
(6)	Includes 9,596.09002 shares of Preferred Stock held by Mr. Somodi which Mr. Somodi has agreed to sell pursuant to the Purchase and Sale Agreement. Giving effect to the sale of such shares as if it had occurred on or prior to June 27, 2011, Mr. Somodi would not beneficially own any shares of Preferred Stock.
(7)	Includes 3,212,670 shares of Common Stock issuable upon conversion of 9,596.09002 shares of Preferred Stock, giving effect to the limitations on conversion of the Preferred Stock (799,675 shares of common stock of PSI Delaware giving effect to the Migratory Merger), and 1,000,000 shares of Common Stock (31,250 shares of common stock of PSI Delaware giving effect to the Migratory Merger), in each case held by Mr. Somodi, which Mr. Somodi has agreed to sell pursuant to the Purchase and Sale Agreement. Giving effect to the sale of such shares as if it occurred on or prior to June 27, 2011, Mr. Somodi would not beneficially own any shares of Common Stock or common stock of PSI Delaware.
(8)	Includes 11,145,578 shares of Common Stock issuable upon conversion of 33,291.30775 shares of Preferred Stock held by Mr. Winemaster, giving effect to the limitations on conversion of the Preferred Stock.
(9)	Includes 197,531 shares of Common Stock issuable upon conversion of 590.01600 shares of Preferred Stock held by Mr. Landini, giving effect to the limitations on conversion of the Preferred Stock.
(10)	MGP Advisers Limited Partnership (“MGP”) is the general partner of the Special Situations Fund III QP, L.P. (“SSF III”). AWM Investment Company, Inc. (“AWM”) is the general partner of MGP, the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. (“SSF Cayman”) and the investment adviser to SSF III and the Special Situations Private Equity Fund, L.P. (“SSF PE”). Austin W. Marxe and David M. Greenhouse are the principal owners of MGP and AWM. Through their control of MGP and AWM, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above. The address for Messrs. Marxe and Greenhouse is 527 Madison Avenue, Suite 2600, New York, NY 10022.
(11)	Consists of (i) 4,900 shares of Preferred Stock held by SSF III, (ii) 1,400 shares of Preferred Stock held by SSF Cayman and (iii) 700 shares of Preferred Stock held by SSF PE.

(12)	Consists of (i) 1,640,468 shares of Common Stock issuable upon conversion of shares of Preferred Stock held by SSF III, (ii) 468,705 shares of Common Stock issuable upon conversion of shares of Preferred Stock held by SSF Cayman and (iii) 234,353 shares of Common Stock issuable upon conversion of shares of Preferred Stock held by SSF PE, in each case giving effect to the limitations on conversion of the Preferred Stock.
(13)	Consists of (i) 408,334 shares of common stock of PSI Delaware issuable upon conversion of shares of Preferred Stock and 204,167 shares of common stock of PSI Delaware issuable upon exercise of Private Placement Warrants held by SSF III, (ii) 116,667 shares of common stock of PSI Delaware issuable upon conversion of shares of Preferred Stock and 58,333 shares of common stock of PSI Delaware issuable upon exercise of Private Placement Warrants held by SSF Cayman and (iii) 58,334 shares of common stock of PSI Delaware issuable upon conversion of shares of Preferred Stock and 29,167 shares of common stock of PSI Delaware issuable upon exercise of Private Placement Warrants held by SSF PE.
(14)	Peter S. Park is the sole member and manager of Park West Asset Management LLC (“PWAM”), the investment manager of Park West Investors Master Fund, Limited (“PWIMF”) and Park West Partners International, Limited (“PWPI”), and Mr. Park and PWAM have voting and dispositive control over securities held by PWIMF and PWPI. The address for each of PWAM and Peter S. Park is c/o Park West Asset Management LLC, 900 Larkspur Landing Circle, Suite 165, Larkspur, CA 94939.
(15)	Includes 2,425 and 575 shares of Preferred Stock held by PWIMF and PWPI, respectively.
(16)	Includes an aggregate of 811,864 and 192,504 shares of Common Stock issuable to PWIMF and PWPI, respectively, upon conversion of 2,425 and 575 shares of Preferred Stock, subject to limitations on conversion set forth in the Certificate of Designation.
(17)	Includes an aggregate of 125,000 shares of common stock of PSI Delaware issuable upon exercise of the Private Placement Warrants issued to PWPI and PWIMF at an exercise price of $13.00 per share (as adjusted for the Reverse Split).
(18)	Includes an aggregate of 32,126,697 shares of Common Stock issuable upon conversion of an aggregate of 95,960.90289 shares of Preferred Stock, giving effect to the limitations on conversion of the Preferred Stock.

MISCELLANEOUS AND OTHER MATTERS

Solicitation

The cost of this proxy solicitation will be borne by the Company. We may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals. The Company will reimburse such banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation.

Deadlines and Procedural Requirements for Submission of Proxy Proposals of Stockholders

Under Rule 14a-8 under the Exchange Act, proposals of stockholders for the 2011 Annual Meeting of Stockholders will not be included in the proxy statement for that annual meeting unless the proposal is proper for inclusion in the proxy statement and is received by the Secretary of the Company at our principal executive offices not later than a reasonable time before the company begins to print and send its proxy materials for that annual meeting.

Pursuant to Rule 14a-4(c)(1) under the Exchange Act, stockholders desiring to bring business before the 2011 Annual Meeting of Stockholders, other than business to be included in the Company’s proxy materials pursuant to Regulation 14a-8, must provide notice to the Secretary of the Company at our principal executive offices not later than a reasonable time before the company sends its proxy materials for the current year.

Other Business

The Board is not aware of any other matters to be presented at the Special Meeting other than those mentioned in our Notice of Special Meeting of Shareholders enclosed herewith. If any other matters are properly brought before the Special Meeting, however, it is intended that the persons named in the proxy will vote as the Board directs.

Additional Information

We are subject to the information and reporting requirements of the Exchange Act and will file annual, quarterly and current reports, proxy statements and other information with the SEC. You can request copies of these documents, for a copying fee, by writing to the SEC. These reports, proxy statements and other information will also be available on the Internet website maintained by the SEC at http://www.sec.gov and our website www.powergreatlakes.com. In connection with our 2011 Annual Meeting of Stockholders, we intend to furnish our stockholders with annual reports containing financial statements audited by our independent auditors.

You may read, without charge, and copy, at prescribed rates, all or any portion of any reports, statements or other information in the files at the public reference room at the SEC’s principal office at 100 F Street NE, Washington, D.C., 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room.

By Order of the Board of Directors,

Gary S. Winemaster
Chief Executive Officer, President and Chairman of the Board

Wood Dale, Illinois , 2011

[FRONT SIDE OF PROXY CARD]

POWER SOLUTIONS INTERNATIONAL, INC.

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON         , 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) hereby appoints Gary S. Winemaster and Thomas J. Somodi, and each of them, with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorizes each of them to represent and to vote in the manner indicated herein and in such proxyholder’s or proxyholders’ sole discretion upon any other matter that may properly come before the meeting, or any adjournments or postponements thereof, all of the shares of Common Stock and Series A Convertible Preferred Stock of Power Solutions International, Inc. (the “Company”) held of record by the undersigned as of         , 2011 that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on             , 2011, at at 9:00 a.m., local time, and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE SPECIAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4, AND IF OTHER MATTERS ARE PRESENTED AT THE SPECIAL MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, IN SUCH PROXYHOLDER’S OR PROXYHOLDERS’ SOLE DISCRETION ON THOSE MATTERS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON         , 2011.

The Company’s Proxy Statement for the Special Meeting of Shareholders to be held on         , 2011 is available at: http://www.powergreatlakes.com/     /

[BACK SIDE OF PROXY CARD]

A. Proposals – The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

1. Proposal to approve an amendment to Article Tenth of the Company’s articles of incorporation which would (a) declassify the Company’s Board of Directors, (b) provide that directors may be removed, with or without cause, by two-thirds of the total voting power of the outstanding capital stock of the Company, and (c) provide that vacancies on the Board of Directors may be filled by, in addition to a majority of the Company’s directors, the Company’s shareholders and that any vacancies on the Company’s Board of Directors resulting from the removal of a director may only be filled by the Company’s shareholders.

FOR	AGAINST	ABSTAIN

2. Proposal to approve an amendment to Article Fourteenth of the Company’s articles of incorporation which would permit the Company’s shareholders holding securities representing a majority of the total voting power of the outstanding capital stock of the Company to act by written consent.

FOR	AGAINST	ABSTAIN

3. Proposal to approve an amendment to Article Eighth of the Company’s articles of incorporation which would increase the threshold of the total voting power of the outstanding capital stock of the Company required to amend certain provisions of the Company’s articles of incorporation.

FOR	AGAINST	ABSTAIN

4. Proposal to approve and adopt the agreement and plan of merger, by and between the Company and its newly-created, wholly owned subsidiary, Power Solutions International, Inc., a Delaware corporation (“PSI Delaware”), and the merger of the Company with and into PSI Delaware pursuant to such agreement and plan of merger, which merger will (a) effect the Company’s reincorporation from Nevada to Delaware and (b) effect a 1-for-32 reverse stock split of all of the issued and outstanding shares of the Company’s common stock by converting each 32 shares of the Company’s outstanding common stock into one share of common stock of PSI Delaware.

FOR	AGAINST	ABSTAIN

B. Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yy) – Please print date below.

Signature 1

Signature 2

APPENDIX A

CERTIFICATE OF INCORPORATION

OF

POWER SOLUTIONS INTERNATIONAL, INC.

FIRST: The name of the Corporation is Power Solutions International, Inc.

SECOND: The Corporation’s registered office in the State of Delaware is located at                     . The name of the Corporation’s registered agent at such address is                     .

THIRD: The nature of the business and the objects and purposes to be transacted, promoted and carried on are to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH:

A. CAPITAL STOCK

1. Authorized Stock. The total number of shares of capital stock which this corporation shall have authority to issue is fifty five million (55,000,000) shares, divided as follows: (i) fifty million (50,000,000) shares of Common Stock, par value $0.001 per share, and (ii) five million (5,000,000) shares of Preferred Stock, par value $0.001 per share.

B. DESIGNATIONS AND RIGHTS. The designations and the powers, preferences and relative, participating, optional or other rights of the capital stock and the qualifications, limitations or restrictions thereof are as follows:

1. Common Stock.

a. Voting Rights. Except as otherwise provided by law, each share of Common Stock shall entitle the holder thereof to one vote in any matter which is submitted to a vote of stockholders of the Corporation.

b. Dividends. Subject to the express terms of the Preferred Stock outstanding from time to time, such dividend or distribution as may be determined by the board of directors of the Corporation (the “Board of Directors”) may from time to time be declared and paid or made upon the Common Stock out of any source at the time lawfully available for the payment of dividends, and all such dividends shall be shared equally by the holders of Common Stock on a per share basis.

c. Liquidation. The holders of Common Stock shall be entitled to share ratably, upon any liquidation, dissolution or winding up of the affairs of the Corporation (voluntary or involuntary), all assets of the Corporation which are legally available for distribution, if any, remaining after payment of all debts and other liabilities and subject to the prior rights of any holders of Preferred Stock of the preferential amounts, if any, to which they are entitled.

2. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, each of which series shall have such distinctive designation or title and such number of shares as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it. The Board of Directors is further authorized to increase or decrease (but not below the number of shares outstanding) the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of which they had prior to the adoption of the resolution originally fixing the number of shares of such series. Except as provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock or as otherwise provided herein, the shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes.

FIFTH: Board of Directors. The business and affairs of the Corporation shall be managed by, or under the direction of, a board of directors consisting of not less than five (5) nor more than eleven (11) directors. The exact number of directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution.

Each director shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement or removal from office. Directors may be removed, with or without cause, by the holders of at least a majority of the votes regularly entitled to vote at an election of directors. Vacancies on the Board of Directors and newly-created directorships may be filled by the Board of Directors or the stockholders; provided, however, that any vacancy resulting from the removal of a director may only be filled by the stockholders.

SIXTH:

A. Written Consent. Any corporate action required or permitted to be taken at any annual or special meeting of stockholders may be taken by written consent of a majority of the stockholders in lieu of a meeting.

B. Special Meetings. Special meetings of the stockholders of the Corporation may be called, upon not less than ten (10) nor more than sixty (60) days’ written notice, only (i) by the Chairman of the Board of Directors, (ii) by the Chief Executive Officer of the Corporation, (iii) by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors, or (iv) at the request in writing of stockholders owning at least twenty percent (20%) of the entire capital stock of the Corporation issued and outstanding and entitled to vote.

SEVENTH:

A. Amendment of By-Laws. In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-laws of the Corporation (“By-laws”). The By-laws may be altered, amended, or repealed, or new By-laws may be adopted, by the Board of Directors in accordance with the preceding sentence or by the vote of the holders of at least a majority of the voting power of the shares of the Corporation entitled to vote generally in the election of directors at an annual or special meeting of stockholders; provided that, if such alteration, amendment, repeal or adoption of new By-laws is effected at a duly called special meeting, notice of such alteration, amendment, repeal or adoption of new By-laws is contained in the notice of such special meeting. The Board of Directors shall not have the power to amend, alter or repeal, or to adopt any provision inconsistent with, any By-law adopted by the stockholders.

B. Election of Directors. Elections of Directors need not be by written ballot unless the By-laws shall so provide.

C. Meetings of Stockholders. Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide.

D. Books of Corporation. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-laws may provide or as may be designated from time to time by the Board of Directors.

EIGHTH: The Board of Directors may adopt a resolution proposing to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, Article Fifth, Sixth, Seventh, Eighth or Ninth of this Certificate of Incorporation.

NINTH:

A. Indemnification of Officers and Directors: The Corporation shall:

(a) indemnify, to the fullest extent permitted by the DGCL, any present or former director of the Corporation, and may indemnify any present or former officer, employee or agent of the Corporation selected by, and to the extent determined by, the Board of Directors for indemnification, the selection and determination of which may be evidenced by an indemnification agreement, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful; and

(b) indemnify any present or former director of the Corporation, and may indemnify any present or former officer, employee or agent of the Corporation selected by, and to the extent determined by, the Board of Directors for indemnification, the selection and determination of which may be evidenced by an indemnification agreement, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and

(c) indemnify any present or former director of the Corporation, and may indemnify any present or former officer, employee or agent of the Corporation selected by, and to the extent determined by, the Board of Directors for indemnification, the selection and determination of which may be evidenced by an indemnification agreement, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, to the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section (a) or (b) of this Article NINTH, or in defense of any claim, issue or matter therein; and

(d) make any indemnification under Section (a) or (b) of this Article NINTH (unless ordered by a court) only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent of the Corporation is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section (a) or (b) of this Article NINTH. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even if less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders of the Corporation; and

(e) pay expenses (including attorneys’ fees) incurred by a present or former director, or by any present or former officer, employee or agent of the Corporation selected for indemnification by the Board of Directors in accordance with Section (a) or (b) of this Article NINTH, in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in Article NINTH herein; and

(f) not deem the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article NINTH exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the By-laws, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office or position; and

(g) have the right, power and authority to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article NINTH and the DGCL; and

(h) continue the indemnification and advancement of expenses provided by, or granted pursuant to, Article NINTH herein, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent of the Corporation, and the indemnification and advancement of expenses provided by, or granted pursuant to this Article NINTH shall inure to the benefit of the heirs, executors and administrators of such a person; and

The provisions of this Article NINTH shall be treated as a contract between the Corporation and each director, or appropriately designated officer, employee or agent, who serves in such capacity at any time while this Article NINTH is in effect, and any repeal or modification of this Article NINTH shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts; provided, however, that the provisions of this Article NINTH shall not be treated as a contract between the Corporation and any directors, officers, employees or agents of any other corporation (the “Second Corporation”) that shall merge into or consolidate with the Corporation where the Corporation shall be the surviving or resulting corporation, and any such directors, officers, employees or agents of the Second Corporation, in their capacity as such, shall be indemnified only at the discretion of the Board of Directors.

B. Elimination of Certain Liability of Directors: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this Article NINTH by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

ELEVENTH: The Corporation hereby irrevocably expressly elects not to be governed by the provisions of Section 203 of the DGCL or any successor statute of similar effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be signed by its on                     , 2011.

POWER SOLUTIONS INTERNATIONAL, INC.

By:
Name:
Its:

APPENDIX B

BYLAWS

OF

POWER SOLUTIONS INTERNATIONAL, INC.

OFFICES

Section 1.1. Principal and Business Offices. Power Solutions International, Inc. (the “Corporation”) may have such principal and other business offices, either within or outside of the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may designate or as the Corporation’s business may require from time to time.

Section 1.2. Registered Agent and Office. The Corporation’s registered agent may be changed from time to time by or under the authority of the Board of Directors. The address of the Corporation’s registered agent may change from time to time by or under the authority of the Board of Directors, or the registered agent. The business office of the Corporation’s registered agent shall be identical to the registered office. The Corporation’s registered office may, but need not be, identical with the Corporation’s principal office, if any, in the State of Delaware.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no such place is designated by the Board of Directors, the place of meeting will be the principal business office of the Corporation. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held in any place, but may instead be held solely by means of electronic or telephonic communication, upon such guidelines as the Board of Directors shall determine, provided that such guidelines are consistent with Section 211 of the General Corporation Law of the State of Delaware, as the same may be from time to time amended (the “DGCL”).

Section 2.2. Annual Meeting. Annual meetings of stockholders shall be held at such time and date as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which stockholders shall elect directors to hold office for the term provided in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), and conduct such other business as shall have been properly brought before the meeting.

Section 2.3. Special Meetings of Stockholders. Special meetings of the stockholders of the Corporation may be called only in the manner provided in the Certificate of Incorporation (including any certificates of designations filed pursuant thereto). The business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice for the meeting transmitted to stockholders, which only shall be the purposes for which the meeting has been called in accordance with the Certificate of Incorporation.

Section 2.4. Notice of Stockholder Meetings. Except as otherwise required by the DGCL, notice of any meeting of stockholders, stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining stockholders entitled to notice of the meeting), and if such notice is being delivered in connection with a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Notice of any such meeting shall be given in writing or by facsimile, electronic mail or other means of electronic transmission. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation. If notice is given by facsimile transmission, notice is deemed to be given when directed to a number at which the stockholder has consented to receive notice. If notice is given by electronic mail, notice is deemed to be given when directed to an electronic mail address at which the stockholder has consented to receive notice, or if notice is given by posting on an electronic network together with separate notice to the stockholder of such specific posting, notice is deemed to be given upon the later of (a) such posting and (b) the giving of such separate notice. If notice is given by any other means of electronic transmission, notice is deemed to be given when directed to the stockholder.

Notice given to stockholders by electronic mail, facsimile or other electronic transmission shall be effective, provided that notice is given by a form of electronic mail, facsimile or other electronic transmission consented to by the stockholder to whom the notice is given. Any such consent is revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver two consecutive notices to such stockholder by electronic mail, facsimile or electronic transmission, and (ii) such inability becomes known to the Secretary, any Assistant Secretary of the Corporation or the transfer agent for the Corporation or such other Person responsible for giving notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Section 2.5. Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, only as permitted by, and in the manner provided in, the Certificate of Incorporation.

Section 2.6. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted and which shall be (i) not more than sixty (60) nor less than ten (10) days before the date of a meeting, and (ii) not more than sixty (60) days prior to any other action. Such date shall also be the record date for determining the stockholders entitled to vote at such meeting; provided, however, that the Board of Directors may, as of the date it fixes the record date for determining the stockholders entitled to notice of the meeting, fix a record date for determining the stockholders entitled to vote at the meeting that is later than the record date for determining the stockholders entitled to notice of the meeting and is on or prior to the date of the meeting. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing at the adjourned meeting.

Section 2.7. Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and, at least ten (10) days before every meeting of stockholders, make a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote at the meeting on such issue is fewer than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote at the meeting as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder that is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.8. Quorum and Adjournments. Unless otherwise provided by law or the Certificate of Incorporation, at any meeting of stockholders, a majority of the votes that could be cast by the holders of the shares entitled to vote on the applicable matters before the meeting, present in person or represented by proxy, shall constitute a quorum at the meeting for such matters. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If such quorum is not present in person or represented by proxy at such meeting, the holders of a majority of the voting power of stock entitled to vote thereat, present in person or represented by proxy, may adjourn the meeting to another date, time or place (if any).

When a meeting is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the time and place (if any) thereof, and the means of remote communications (if any) by which stockholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting; provided, however, that if after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 2.5, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The stockholders present at a meeting may continue to transact business until adjournment, notwithstanding the withdrawal of such number of stockholders as may leave less than a quorum.

Section 2.9. Voting Rights. Unless otherwise provided in the Certificate of Incorporation (including any certificate of designation forming a part thereof), each stockholder having voting power shall, at every meeting of the stockholders of the Corporation, be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing, or by facsimile, electronic mail or any other means of electronic transmission permitted by the DGCL filed in accordance with the procedure established for the meeting, but no proxy shall be voted on after three (3) years from its date, unless the proxy expressly provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or electronic transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used; provided that such copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original writing or electronic transmission. All voting may (except where otherwise required by law) be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by such stockholder’s proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting, count the votes, decide the results and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate appointed in advance of a meeting is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

Section 2.10. Vote Required. At any meeting of stockholders duly called and held at which a quorum is present, (i) except to the extent otherwise required by the Certificate of Incorporation or the DGCL, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the stockholders, and (ii) each director shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting of the stockholders and entitled to vote on the election of directors.

Section 2.11. Presiding Over Meetings. The Chairman of the Board shall preside at all meetings of the stockholders; provided, that in the absence or inability to act of the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer (in that order) shall preside, and in their absence or inability to act, another person designated by the Board of Directors shall preside. The person presiding shall have the power to adjourn such meeting of stockholders to another date, time and place (if any). The Secretary of the Corporation shall act as secretary of each meeting of the stockholders; provided, however, that in the event of the Secretary’s absence or inability to act, the chairman of the meeting shall appoint a person who need not be a stockholder of the Corporation to act as secretary of the meeting.

ARTICLE III

DIRECTORS

Section 3.1. General Powers. The business and affairs of the Corporation shall be under the direction of, and managed by, the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not required by law, the Certificate of Incorporation or these Bylaws to be done by the stockholders. Directors need not be residents of the State of Delaware or stockholders of the Corporation. The number of directors shall be determined in the manner provided in the Certificate of Incorporation.

Section 3.2. Number and Tenure of Directors. The number and tenure of directors of the Corporation shall be determined as set forth in the Certificate of Incorporation. Vacancies shall be filled as provided in the Certificate of Incorporation. Any director may resign at any time effective on giving written notice to the Chairman of the Board, the President or the Board of Directors and to the Secretary. Such notice may be given either in writing or by means of electronic transmission. Such resignation shall take effect at the time specified in such notice and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.3. Removal. Any or all of the directors may be removed from office only on the terms set forth, and in the manner provided, in the Certificate of Incorporation.

Section 3.4. Vacancies. Any vacancies occurring in the Board of Directors and newly created directorships shall be filled in the manner provided in the Certificate of Incorporation.

Section 3.5. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected Board of Directors shall be held promptly following the adjournment of the annual meeting of the stockholders at the same place as such annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 3.6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and in such place, which may be within or without the State of Delaware, as shall from time to time be determined by the Board of Directors; provided, however, that the Board of Directors may determine that the meeting shall not be held in any place, but by means of remote communication.

Section 3.7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President of the Corporation on at least one day’s notice, either personally, or by mail, overnight courier, electronic mail, facsimile or other means of electronic transmission to each director stating the purpose or purposes for which such meeting is being called. Special meetings shall be called by the Chairman of the Board, the Chief Executive Officer or the President in like manner and on like notice at the written request of at least two directors stating the purpose or purposes for which such meeting is requested. Notice of any meeting of the Board of Directors for which a notice is required may be waived in writing or by electronic transmission signed by the person or persons entitled to such notice, whether before or after the time of such meeting, and such waiver shall be equivalent to the giving of such notice. Attendance of a director at any such meeting shall constitute a waiver of notice thereof, except where the director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. The Chairman of the Board shall preside at all meetings of the Board of Directors. In the absence of, or inability to act by, the Chairman of the Board, the Chief Executive Officer, if then a member of the Board of Directors, shall preside, and in the absence of, or inability to act by, the Chief Executive Officer, another director designated by the Board of Directors shall preside.

Section 3.8. Informal Action. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by facsimile, electronic mail or other means of electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filings shall be in paper form if the minutes are maintained in paper form or in electronic form if the minutes are maintained in electronic form.

Section 3.9. Participation by Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

Section 3.10. Quorum; Voting. At all meetings of the Board of Directors, a majority of the then duly elected directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the DGCL or the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time.

Section 3.11. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless such director’s dissent shall be entered in the minutes of the meeting or unless such director shall file such director’s written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.12. Compensation of Directors. In the discretion of the Board of Directors, directors who are not employees of the Corporation may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof, may be paid a stated salary or a fixed sum for attendance at each meeting of the Board of Directors or a committee thereof and may be awarded other compensation for their service as directors (or committee members).

ARTICLE IV

COMMITTEES OF DIRECTORS

Section 4.1. Appointment and Powers. The Board of Directors may, by resolution passed by a majority of the directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member at any meeting of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation (including all powers and authority provided to the Board of Directors under the DGCL, the Certificate of Incorporation and these Bylaws), and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation or amending, modifying, rescinding or adopting any Bylaws of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, recommending to the stockholders any other action or matter expressly required by the DGCL to be submitted to the stockholders for approval or amending the Bylaws of the Corporation; and, unless the resolution designating the committee so provides, such committee shall not have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL.

Section 4.2. Removal. Any member of any committee appointed by the Board of Directors, or the entire membership of such committee, may be removed, with or without cause, by the vote of a majority of the Board of Directors.

Section 4.3. Resignations. Any member of any committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman of the Board, the President or the Board of Directors and to the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Such notice may be given either in writing or by means of electronic transmission. Such resignation shall take effect upon delivery or, if specified in the notice of resignation, at the time specified in such notice and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.4. Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law.

ARTICLE V

WAIVER OF NOTICE

Section 5.1. Waiver. Whenever any notice is required to be given under applicable law or the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing or by electronic transmission, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or members of a committee of the Board of Directors need be specified in any written waiver of notice or any waiver given by electronic transmission.

Section 5.2. Attendance as Waiver of Notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, and objects at the beginning of such meeting, to the transaction of any business because such meeting is not lawfully called or convened.

ARTICLE VI

OFFICERS

Section 6.1. Number and Qualifications. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also choose a Vice Chairman of the Board, one or more Assistant Secretaries and Assistant Treasurers and such additional officers as the Board of Directors may deem necessary or appropriate from time to time. Membership on the Board of Directors shall not be a prerequisite to the holding of any other office. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 6.2. Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect the officers of the Corporation. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. The Board of Directors may also elect or appoint officers of the Corporation at any other meeting of the Board of Directors.

Section 6.3. Other Officers and Agents. The Board of Directors may choose such other officers and agents as it shall deem necessary or appropriate, which officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 6.4. Compensation of Officers. The Board of Directors shall have the authority to establish compensation of all officers for service to the Corporation. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that such officer is also a director of the Corporation.

Section 6.5. Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time, either with or without cause, by the affirmative vote of a majority of the directors then in office at any meeting of the Board of Directors. If a vacancy shall exist in any office of the Corporation, the Board of Directors may elect any person to fill such vacancy, such person to hold office as provided in Article VI, Section 6.1.

Section 6.6. The Chairman of the Board. The Chairman of the Board, if one is chosen, shall be chosen by the Board of Directors from among the members of the Board of Directors. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 6.7. The Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall, in general, supervise and control all of the business and affairs of the Corporation, unless otherwise provided by the Board of Directors. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and, if the Chief Executive Officer is a director, at all meetings of the Board of Directors, and shall see that orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may sign bonds, mortgages, certificates for shares and other contracts and documents on behalf of the Corporation, whether or not under the seal of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by law, the Board of Directors or these Bylaws to some other officer or agent of the Corporation. The Chief Executive Officer shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation, and the Chief Executive Officer’s decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation, subject only to the Board of Directors. The Chief Executive Officer shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 6.8. The President. Unless another party has been designated as Chief Operating Officer, the President shall be the Chief Operating Officer of the Corporation, responsible for the day-to-day active management of the business of the Corporation, under the general supervision of the Chief Executive Officer. In the absence of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have concurrent power with the Chief Executive Officer to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by law, the Board of Directors or these Bylaws to some other officer or agent of the Corporation. In general, the President shall perform all duties incident to the office of the President and such other duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

Section 6.9. The Chief Operating Officer. The Board of Directors shall designate whether the President or some other party shall be the Chief Operating Officer of the Corporation. If the President has not been designated as Chief Operating Officer, the Chief Operating Officer shall have such duties and responsibilities, under the general supervision of the President, as the President or the Board of Directors may from time to time prescribe.

Section 6.10. The Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner, and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time. The Board of Directors or the Chief Executive Officer may direct any assistant financial officer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each assistant financial officer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

Section 6.11. The Vice Presidents. In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President (if there is more than one, in the order determined by the Board of Directors, or in the absence of such determination, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall perform such other duties and have such other powers as the Chief Executive Officer, the President or the Board of Directors may from time to time prescribe.

Section 6.12. The Secretary. At the direction of the Board of Directors, the Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the committees of the Board of Directors when required. The Secretary shall give, or cause to be given, or cause to be given notice of all meetings of the stockholders and meetings of the Board of Directors and shall perform such other duties as the Chief Executive Officer, the President or the Board of Directors may from time to time prescribe. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary or an Assistant Secretary shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature.

Section 6.13. The Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Chief Executive Officer, the President or the Board of Directors may from time to time prescribe.

Section 6.14. The Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of the Treasurer’s transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer’s office and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

Section 6.15. The Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Chief Executive Officer, the President, the Chief Financial Officer or the Board of Directors may from time to time prescribe.

ARTICLE VII

CERTIFICATES OF STOCK, TRANSFERS AND RECORD DATES

Section 7.1. Form of Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that shares of some or all of any or all classes or series of its stock shall be uncertificated. Any such resolutions shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by (a) the Chairman of the Board, the Vice-Chairman of the Board or the President of the Corporation, and (b) the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer of the Corporation, certifying the number of shares owned by such holder in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of such class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth, on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Subject to the foregoing, certificates of stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe.

Section 7.2. Facsimile Signatures. Where a certificate is countersigned (i) by a transfer agent other than the Corporation or its employee or (ii) by a registrar other than the Corporation or its employee, any other signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as the Corporation shall require and/or give the Corporation a bond in such sum as it may direct as indemnity, or other form of indemnity, against any claim that may be made against the Corporation or its transfer agent or registrar with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.4. Transfers of Shares. All transfers of shares of the stock of the Corporation are subject to the terms, conditions and restrictions, if any, of the Certificate of Incorporation. Transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the registered holder thereof, or by such holder’s attorney thereunder authorized by power of attorney duly executed and filed with the Secretary of the

Corporation, or with a transfer agent appointed as provided in Article VII, Section 7.5, and, if certificated shares, on surrender of the certificate or certificates for the shares properly endorsed and the payment of all transfer taxes thereon. The person in whose names shares of stock are registered on the books of the Corporation shall be considered the owner thereof for all purposes as regards the Corporation, but whenever any transfer of shares is made for collateral security, and not absolutely, that fact, if known to the Secretary, shall be stated in the entry of transfer. The Board of Directors may, from time to time, make any additional rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of shares of capital stock of the Corporation.

Section 7.5. Transfer Agents and Registrants The Board of Directors may appoint one or more transfer agents and one or more registrars for the stock of the Corporation.

Section 7.6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise required by the law of the State of Delaware.

ARTICLE VIII

CONFLICT OF INTERESTS

Section 8.1. Contract or Relationship Not Void. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, limited liability company, association or other organization in which one or more of its directors or officers are directors, officers, partners, members or managers or have a financial interest shall be void or voidable solely for this reason, or solely because such director or officer is present at, or participates in, the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such director’s or officer’s vote is counted for such purpose, if:

(a)	the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors thereof, even though the disinterested directors be less than a quorum; or

(b)	the material facts as to the director’s or officer’s relationship or interest and to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c)	the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

Section 8.2. Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting thereof, pursuant to law, out of funds legally available therefor. Dividends may be paid in cash, in property or in shares of capital stock or rights to acquire the same, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 9.2. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 9.3. Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first (31st) day of December of each year unless otherwise fixed by resolution of the Board of Directors.

Section 9.4. Stock in Other Corporations. Shares of any other corporation which may from time to time be held by this Corporation may be represented and voted at any meeting of stockholders of such corporation by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President of the Corporation, or by any proxy appointed in writing by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President of the Corporation, or by any other person or persons thereunto authorized by the Board of Directors. Shares of capital stock of any other corporation represented by certificates standing in the name of the Corporation may be endorsed for sale or transfer in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Corporation or by any other officer or officers thereunto authorized by the Board of Directors.

Section 9.5. Corporate Seal. The Corporation may have, but shall not be required to have, a corporate seal as shall be determined by the Secretary of the Corporation in the Secretary’s discretion. If a corporate seal is obtained, the seal shall contain the name of the Corporation and the words “Corporate Seal, Delaware”, and the use thereof shall be determined from time to time by the officer or officers executing and delivering instruments on behalf of the Corporation, provided that the affixing of a corporate seal to an instrument shall not give the instrument additional force or effect or change the construction thereof. The seal, if any, may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE X

AMENDMENTS

These Bylaws may be altered, amended or repealed, and new bylaws may be adopted, only in the manner provided in the Certificate of Incorporation.

APPENDIX C

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of             , 2011, is entered into between Power Solutions International, Inc., a Nevada corporation (“PSI Nevada” or the “Company”), and Power Solutions International, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“PSI Delaware”).

Recitals

WHEREAS, PSI Nevada is a corporation duly organized and existing under the laws of the State of Nevada and is authorized to issue 55,000,000 shares of capital stock, of which 50,000,000 are designated as “Common Stock” and 5,000,000 are designated as “Preferred Stock,” of which 114,000 are designated as Series A Convertible Preferred Stock (“Preferred Stock”); immediately prior to the Effective Date (as defined in Section 1.2), (i) 10,770,083 shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) are issued and outstanding, and (ii) 113,960.90082 shares of Preferred Stock are issued and outstanding;

WHEREAS, immediately prior to the Effective Date, each share of Preferred Stock is convertible at the option of the holder thereof into a number of shares of Company Common Stock equal to $1,000 divided by $0.375, the conversion price at which each share of Preferred Stock shall convert into shares of Company Common Stock without giving effect to the Migratory Merger;

WHEREAS, PSI Delaware is a corporation duly organized and existing under the laws of the State of Delaware and is authorized to issue 55,000,000 shares of capital stock, of which 50,000,000 are designated as “Common Stock” and 5,000,000 are designated as “Preferred Stock;” immediately prior to the Effective Time, 1,000 shares of common stock, par value $0.001 per share, of PSI Delaware (“PSI Delaware Common Stock”) are issued and outstanding, all of which are owned by the Company, and no shares of preferred stock of PSI Delaware are issued and outstanding; and

WHEREAS, the board of directors of each of the Company and PSI Delaware deems it advisable, upon the terms and subject to the conditions herein stated, that the Company be merged with and into PSI Delaware, and that PSI Delaware be the surviving corporation (the “Migratory Merger”).

NOW, THEREFORE, in consideration of the premises and of the agreements of the parties hereto contained herein, the parties hereto agree as follows:

ARTICLE I

THE MIGRATORY MERGER; EFFECTIVE TIME

1.1 The Migratory Merger. Upon and subject to the terms and conditions set forth in this Agreement, upon the Effective Date, the Company shall be merged with and into PSI Delaware. Upon the Effective Date, the separate legal existence of the Company shall cease, and PSI Delaware shall be the surviving corporation in the Migratory Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and shall continue its corporate existence under the laws of the State of Delaware under the name “Power Solutions International, Inc.” Upon the Effective Date, all the property, rights, privileges, powers and franchises of the Company and PSI Delaware shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and PSI Delaware shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

1.2 Effective Date. Subject to the satisfaction of the condition set forth in Section 6.1 and provided that this Agreement has not been terminated or abandoned pursuant to Section 7.1, the Company and PSI Delaware shall cause Articles of Merger to be executed and filed with the Secretary of State of the State of Nevada (the “Nevada Articles of Merger”) and a Certificate of Ownership and Merger to be executed and filed with the Secretary of State of the State of Delaware (the “Delaware Certificate of Merger”). The Migratory Merger shall become effective on             , 2011 (the “Effective Date”), with an effective time for accounting purposes only of 5:00 p.m. eastern standard time on the Effective Date.

ARTICLE II

CHARTER AND BYLAWS OF THE SURVIVING CORPORATION

2.1 The Certificate of Incorporation. The certificate of incorporation of PSI Delaware in effect immediately prior to the Effective Date shall be the certificate of incorporation of the Surviving Corporation, until amended in accordance with the provisions provided therein and applicable law.

2.2 The Bylaws. The bylaws of PSI Delaware in effect immediately prior to the Effective Date shall be the bylaws of the Surviving Corporation, until amended in accordance with the provisions provided therein and applicable law.

ARTICLE III

OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

3.1 Officers. The officers of the Company immediately prior to the Effective Date shall be the officers of the Surviving Corporation, and each shall hold his respective office or offices from and after the Effective Date until his successor has been duly elected or appointed and qualified or until his earlier death, resignation or removal.

3.2 Directors. The directors of the Company immediately prior to the Effective Date shall be the directors of the Surviving Corporation, and each shall hold office from and after the Effective Date until his successor shall have been duly elected or appointed and qualified or until his earlier death, resignation or removal.

ARTICLE IV

EFFECT OF MIGRATORY MERGER ON CAPITAL STOCK

4.1 Effect of Migratory Merger on Capital Stock. Upon the Effective Date, as a result of the Migratory Merger and without any action on the part of the Company, PSI Delaware or the shareholders of the Company, subject to Section 4.2 and Section 4.3:

(a) Each 32 shares of Company Common Stock issued and outstanding immediately prior to the Effective Date shall convert (without the surrender of stock certificates or any other action) into one fully paid and non-assessable share of PSI Delaware Common Stock.

(b) Each issued and outstanding share of Preferred Stock shall automatically convert into a number of shares of PSI Delaware Common Stock equal to $1,000 divided by $12.00, the conversion price at which each share of Preferred Stock shall convert into shares of PSI Delaware Common Stock, giving effect to the Migratory Merger.

4.2 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, no shares of capital stock of the Company held by a shareholder of the Company who is entitled to, and has properly demanded his, her or its, dissenters rights under, Sections 92A.300-92A.500 of the Nevada Revised Statutes (the “NRS”) with respect to the Migratory Merger, and has otherwise complied with such provisions (the “Dissenting Shares”), will be deemed to be converted into or represent the right to receive shares of PSI Delaware Common Stock pursuant to Section 4.1 of this Agreement, and the holders of Dissenting Shares (the “Dissenting Stockholders”), if any, will be entitled to payment, solely from the Surviving Corporation, of the appraised value of such Dissenting Shares to the extent permitted by, and in accordance with, the provisions of Sections 92A.300-92A.500 of the NRS; provided, however, that (i) if any Dissenting Stockholder, under the circumstances permitted by the NRS, subsequently delivers a written withdrawal of his, her or its demand for appraisal of such Dissenting Shares or (ii) if any Dissenting Stockholder fails to properly exercise his, her or its dissenters rights pursuant to Sections 92A.300-92A.500 of the NRS, such Dissenting Stockholder will forfeit such right to payment for such Dissenting Shares pursuant to Sections 92A.300-92A.500 of the NRS and, as of the later of the Effective Time and the occurrence of such event, such Dissenting Stockholder’s certificate or certificates, as applicable, formerly representing such

Dissenting Shares shall automatically be converted as set forth in Sections 4.1 and 4.5 of this Agreement. The Company shall direct all negotiations and proceedings with respect to demands for appraisal under the NRS, including any payment or agreement to make any payment with respect to any demands for appraisal or any settlement of, or offer to settle, any such demands.

4.3 Fractional Shares. Notwithstanding anything set forth in Section 4.2, no fraction of a share of PSI Delaware Common Stock shall be issued by virtue of the Migratory Merger, but instead any fractional share of PSI Delaware Common Stock issuable to a shareholder upon conversion of (i) shares of Company Common Stock held by such shareholder and (ii) shares of Preferred Stock held by such shareholder shall be rounded up to one whole share of PSI Delaware Common Stock (i.e. a shareholder entitled to 10.01 shares of PSI Delaware Common Stock upon conversion of such shareholder’s shares of Company Common Stock and Preferred Stock would receive 11 shares of PSI Delaware Common Stock).

4.4 Effect of Migratory Merger on Warrants. Upon the Effective Date, as a result of the Migratory Merger and without any action on the part of the Company, PSI Delaware or the shareholders of the Company, each warrant to purchase shares of Company Common Stock (the “Warrants”) issued and outstanding immediately prior to the Effective Date shall convert into and shall be an identical security of the Surviving Corporation, and the Surviving Corporation shall automatically assume any and all obligations of the Company thereunder; provided, that, upon the consummation of the Migratory Merger, upon the Effective Date, each Warrant shall represent the right to purchase a number of shares of PSI Delaware Common Stock equal to the quotient of the number of shares of Company Common Stock into which such Warrant is exercisable immediately prior to the Effective Date, divided by 32, with any fractional shares resulting therefrom being rounded to the nearest whole number (with 0.5 being rounded up). As of the Effective Date, the Surviving Corporation shall cause the maximum number of shares of PSI Delaware Common Stock for which the Warrants shall be exercisable to be reserved for issuance and available for such purposes.

4.5 Certificates and Instruments. At and after the Effective Time, subject to Section 4.2 above, as applicable:

(a) All of the outstanding certificates which immediately prior thereto represented shares of Company Common Stock shall be deemed for all purposes to evidence ownership of and represent the shares of PSI Delaware Common Stock into which the shares of Company Common Stock represented by such certificates will be converted upon the Effective Date as herein provided, and such shares of PSI Delaware Common Stock shall be so registered on the books and records of the Surviving Corporation or its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of PSI Delaware Common Stock evidenced by such outstanding certificate, as set forth herein.

(b) Each holder of record of a certificate representing any shares of Preferred Stock shall cease to have any rights with respect thereto, other than the right to receive the shares of PSI Delaware Common Stock into which such shareholder’s shares of Preferred Stock converted upon consummation of the Migratory Merger, pursuant to Section 4.1(b) of this Agreement. All of the outstanding certificates which immediately prior thereto represented shares of Preferred Stock shall be deemed for all purposes to evidence ownership of and represent the shares of PSI Delaware Common Stock into which the shares of Preferred Stock represented by such certificates will be converted upon the Effective Date as herein provided, and such shares of PSI Delaware Common Stock shall be so registered on the books and records of the Surviving Corporation or its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, be entitled to exercise any voting and other rights with respect to, and shall be entitled to receive any dividends and other distributions upon, the shares of PSI Delaware Common Stock evidenced by such outstanding certificate, as set forth herein.

(c) All of the outstanding instruments which immediately prior thereto represented Warrants to purchase shares of Company Common Stock shall be deemed for all purposes to evidence ownership of and represent Warrants to purchase shares of PSI Delaware Common Stock into which the Warrants to purchase shares of Company Common Stock represented by such instruments will be converted upon the Effective Date as herein provided, and such Warrants to purchase shares of PSI Delaware Common Stock shall be so registered on the books and records of the Surviving Corporation or its transfer agent. The registered owner of any such outstanding instrument shall, until such instrument shall have been surrendered for transfer to, or otherwise accounted for by, the Surviving Corporation or its transfer agent, be entitled to exercise any rights with respect to the Warrants to purchase shares of PSI Delaware Common Stock evidenced by such outstanding instrument, as set forth herein.

ARTICLE V

COVENANTS

5.1 Necessary Actions. Each of PSI Nevada and PSI Delaware shall take or cause to be taken all actions or do or cause to be done all things necessary, proper or advisable under the laws of the State of Nevada and the State of Delaware to consummate and make effective the Migratory Merger, including but not limited to the filing of the Nevada Articles of Merger and the Delaware Certificate of Merger.

ARTICLE VI

CONDITION

6.1 Condition to Each Party’s Obligation to Effect the Migratory Merger. The respective obligation of each party hereto to effect the Migratory Merger is subject to receipt, prior to the Effective Time, of the requisite approval of this Agreement and the transactions contemplated hereby by the shareholders of the Company pursuant to the NRS and the articles of incorporation of the Company.

ARTICLE VII

TERMINATION

7.1 Termination. This Agreement may be terminated, and the Migratory Merger may be abandoned, at any time prior to the Effective Time, whether before or after approval of this Agreement by the shareholders of the Company, by the board of directors of the Company. In the event this agreement is terminated and abandoned, this Agreement shall become null and void and have no effect, and shall not result in any liability on the part of either the Company or PSI Delaware, or any of their respective shareholders, directors or officers.

ARTICLE VIII

TAX MATTERS

8.1 Tax Matters. PSI Nevada and PSI Delaware intend that the Migratory Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and that this Agreement be a “plan of reorganization” within the meaning of Sections 1.368-2 and 1.368-3 of the Treasury Regulations. Each of PSI Nevada and PSI Delaware hereby represents, warrants, covenants and agrees (a) to use its respective reasonable best efforts to cause the Migratory Merger to qualify as a tax-free reorganization described in Section 368(a) of the Code and not to take any actions that would reasonably be expected to cause the Migratory Merger to not so qualify; (b) that this Agreement shall constitute a plan of reorganization within the meaning of Sections 1.368-2 and 1.368-3 of the Treasury Regulations; (c) to report, act and file all tax returns in all respects for all purposes consistent with the transactions contemplated herein constituting a tax-free reorganization described in Section 368(a) of the Code; and (d) that neither PSI Nevada nor PSI Delaware has taken, nor will take, any inconsistent position on any tax return or other report or return filed with or provided to any tax authority, or in any audit or administrative or judicial proceedings or otherwise, unless required to do so by a “determination” within the meaning of Section 1313 of the Code.

ARTICLE IX

MISCELLANEOUS AND GENERAL

9.1 Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement; provided, however, that an amendment made subsequent to the approval of this Agreement by the holders of Company Common Stock shall not (i) alter or change the manner or basis of exchanging shares and/or rights to be received in exchange for shares, rights to purchase shares, or other securities of the Company or any other entity, or for cash or other property in whole or in part; or (ii) alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the shareholders of the Company.

9.2 Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Any signature to this Agreement may be delivered via facsimile or other form of electronic transmission, which signature so delivered shall be deemed an original.

9.3 GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

9.4 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

9.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of PSI Nevada, PSI Delaware and their respective successors and assigns.

9.5 No Third Party Beneficiaries. This Agreement is intended for the benefit of PSI Nevada, PSI Delaware and their respective successors and assigns, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

9.6 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is determined by any court or other authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

9.7 Headings. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

PARENT CORPORATION: POWER SOLUTIONS INTERNATIONAL, INC. a Nevada corporation

By:
Name:	Gary S. Winemaster
Its:	Chief Executive Officer and President

SUBSIDIARY CORPORATION: POWER SOLUTIONS INTERNATIONAL, INC. a Delaware corporation

By:
Name:	Gary S. Winemaster
Its:	President

APPENDIX D

SECTIONS 92.A 300-500 OF THE NEVADA REVISED STATUTES, AS AMENDED

RIGHTS OF DISSENTING OWNERS

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

NRS 92A.305 “Beneficial stockholder” defined. “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

NRS 92A.310 “Corporate action” defined. “Corporate action” means the action of a domestic corporation.

NRS 92A.315 “Dissenter” defined. “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

NRS 92A.320 “Fair value” defined. “Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:

1. Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

2. Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3. Without discounting for lack of marketability or minority status.

NRS 92A.325 “Stockholder” defined. “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

NRS 92A.330 “Stockholder of record” defined. “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

NRS 92A.335 “Subject corporation” defined. “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

(c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.

(d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

(f) Any corporate action not described in this subsection that will result in the stockholder receiving money or scrip instead of fractional shares except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207.

2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to the stockholder or the domestic corporation.

3. From and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented.

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1. There is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series which is:

(a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

(b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

(c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and which may be redeemed at the option of the holder at net asset value,

Ê unless the articles of incorporation of the corporation issuing the class or series provide otherwise.

2. The applicability of subsection 1 must be determined as of:

(a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter’s rights; or

(b) The day before the effective date of such corporate action if there is no meeting of stockholders.

3. Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action requiring dissenter’s rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective.

4. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

5. There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1. A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter’s rights as to shares held on his or her behalf only if the beneficial stockholder:

(a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

NRS 92A.410 Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those record stockholders entitled to exercise dissenter’s rights.

2. If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

NRS 92A.420 Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder’s intent to demand payment for his or her shares if the proposed action is effectuated; and

(b) Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

2. If a proposed corporate action creating dissenters’ rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenters’ rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

3. A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

NRS 92A.430 Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1. The subject corporation shall deliver a written dissenter’s notice to all stockholders entitled to assert dissenters’ rights.

2. The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.440 Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

1. A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:

(a) Demand payment;

(b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

2. If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.

3. Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

4. A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.

5. The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

NRS 92A.460 Payment for shares: General requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the subject corporation’s principal office is located;

(b) If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or

(c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

Ê The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

(b) A statement of the subject corporation’s estimate of the fair value of the shares; and

(c) A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.

NRS 92A.470 Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.

1. A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment, the subject corporation shall notify the dissenters described in subsection 1:

(a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

(b) Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

(c) That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

(d) That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

(e) That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.

3. Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.

4. Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

NRS 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

2. A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

2. A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in the State, it shall commence the proceeding in the county where the principal office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located. If the principal office of the subject corporation and the domestic corporation merged with or whose shares were acquired is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

NRS 92A.500 Assessment of costs and fees in certain legal proceedings.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

6. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.